                                                                     Exhibit 4.1

                                                                BANK OF SCOTLAND
                                           Constituted by Act of Parliament 1695





                                                            Reform Street Branch
                                                           1 1/1 9 Reform Street
                                                                          DUNDEE
                                                                         DD1 9AU


Day International (UK) Holdings           Telephone:  Direct Line: 013822 9131
Sheffield Street
Stockport
                                                      Switchboard: 0131-442 7777
                                                      Fax: 01382 202109
                                                      Telex: 76225


                                                       Our Ref:

                                                       Your Ref

                                                        31st January 1996



Dear Sirs,

                    RE: (POUND) 2,815,000 CREDIT FACILITIES
                    ---------------------------------------

We are pleased to offer credit facilities on the terms and conditions set out in Parts 1 and 2 of this facility letter. Unless otherwise specifically provided, the definitions set out in Clause 18 of Part 2 of this facility letter shall apply. Drawdown or utilisation of all or any of the Facilities is subject to satisfaction or waiver of the conditions precedent set out in Clause 1 of Part 2 of this facility letter.

The Facilities offered are term loan facilities of:-

(i)   (pound)l,875,000 ("Term Loan 1")

(ii)  (pound)940,000 ("Term Loan 2")

PART 1 - TERMS OF FACILITEES
- ----------------------------


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1. TERM LOANS:-
   ------------
     (1)  BORROWER:-
          ---------
          Day International (UK) Holdings (Registered Number 2956635) having its registered office at Sheffield Street, Stockport (the "Borrower").

     (2)  PURPOSE:
          -------
          The Term Loans may only be applied for the Specified Purpose.

     (3)  AMOUNT:-
          -------
          (i)  Term Loan 1 :- (pound)l,875,000.
               -----------
          (ii) Term Loan 2 :- (pound)940,000
               -----------

     (4)  DRAWDOWN:-
          ---------
          (a) Subject to paragraph (b) below, the Borrower may draw each Term Loan in one Tranche within one month of acceptance of the Facilities when these Facilities shall lapse. The Borrower shall notify the Bank no later than 11 am on the Business Day before the proposed date of each drawdown and shall state in that notice
               (i) the amount required to be drawn down, (ii) the date of drawdown which shall be a Business Day, (iii) whether the Borrower elects that the rate of interest applicable to that Term Loan is to be calculated in accordance with the Base Rate Option or the LIBOR Option as set out below and (iv) where the Term Loan is to be subject to the LIBOR Option, the duration of the first Interest Period. If the Borrower fails to make that election in respect of either Term Loan that Term Loan shall be deemed to be subject to the Base Rate Option.


          (b) Drawdown shall be subject to the condition that no Event of Default or Potential Event of Default has occurred or would result from the Bank permitting the drawdown requested by the Borrower.

     (5) TERM:-
         -----
         Subject to sub-clause (6) below, Term Loan 1 shall be available until the fifth anniversary of its date of drawdown by the Borrower, and Term Loan 2 shall be available until the tenth anniversary of its date of drawdown by the Borrower.


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     (6) REPAYMENT:-
         ----------
          Provided no Event of Default shall have earlier occurred, Term Loan 1 shall be repaid by 20 equal quarterly instalments of (pound)93,750 on the last Business Day of each of January, April, July and October in each year, Term Loan 2 shall be repaid by 40 equal quarterly instalments of (pound)23,500 on the last Business Day of each of January, April, July and October in each year, up to and including 30/4/2002.

     (7) INTEREST RATE:-
         --------------
         (a)   Base Rate Option
               ----------------
               Under the Base Rate Option, the rate of interest applicable to the Term Loans shall be the rate per annum which is one per cent (1 %) over the Bank's base rate from time to time fluctuating therewith.

               Under the Base Rate Option, interest shall be payable monthly in arrears on the Standard Application Dates.

               OR

         (b)   LIBOR Option
               ------------
               Under the LIBOR Option, the rate of interest applicable to a Term Loan shall be the rate per annum which is one per cent (1 %) plus the aggregate of. -

               (i) the rate (expressed as a rate per cent per annum) at which Sterling is offered to the Bank in the London Inter Bank Market by prime banks selected by the Bank at or about 11 am on the first Business Day of the applicable Interest Period for a period equal to the duration of that Interest Period and for a comparable amount in Sterling; and

               (ii) the Mandatory Liquid Asset Costs, being the costs (expressed as a rate per cent per annum rounded up to the nearest whole multiple of one eighth per cent) calculated by the Bank in accordance with its usual procedure which expresses the prevailing costs to the Bank of complying with any reserve asset and/or special deposit or liquidity requirements (or other requirements having a similar purpose) of the Bank of England or any other governmental or regulatory authority of

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

                         the UK.

                    Under the LIBOR Option, the Borrower shall pay accrued interest on a Term Loan on the last day of each Interest Period. At any time after first drawdown of a Term Loan, the Borrower may elect to change the option applying to the calculation of the rate of interest for that Term Loan. The Borrower must give the Bank at least two Business Days' notice of that election but, in any event, if the applicable option at the time the election is made is the LIBOR Option, the election that the Base Rate Option is to apply shall only be effective from the end of the Interest Period then current for that Term Loan.

     (8) INTEREST PERIODS:-
         -----------------
               (a) Under the LIBOR Option, the Interest Periods for a Term Loan shall (subject to paragraph (b) below) be of a duration of one or three months as selected by the Borrower or as otherwise agreed by the Bank. In the event that the Borrower does not select an Interest Period for each Term Loan by 11 am on the Business Day before drawdown or, as the case may be, does not select an Interest Period before 11 am on the Business Day before the expiry of an existing Interest Period applicable to that Term Loan, the Borrower shall be deemed to have selected three months as being the Interest Period applicable to that Term Loan or, if shorter, a period terminating on the date for final repayment of that Term Loan.

               (b) No Interest Period may be selected which (i) extends beyond the date for final repayment of a Term Loan. If an Interest Period is selected which contravenes the terms of the preceding sentence then the terms of paragraph (d) below will apply.

               (c) The first Interest Period for each Term Loan shall commence on the date of drawdown of that Term Loan and each subsequent Interest Period relating to that Term Loan shall commence on the expiry of the immediately preceding Interest Period. Any Interest Period which would otherwise end on a non-Business Day shall end on the next Business Day unless that Business Day falls in the next calendar month in which case it shall end on the immediately preceding Business Day. If an Interest Period is so extended or shortened the following Interest Period shall still end on the day on which it would have ended if the preceding Interest Period had not been so altered.

               (d) If the Borrower repays or prepays or the Bank recovers all or any part of the Term Loans otherwise than on the last day of the applicable


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                    Interest Period, the Borrower shall pay to the Bank an
                    amount equal to the amount (if any) by which (i) the additional interest (but excluding any part which represents the Margin) which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (ii) the amount of interest which, in the opinion of the Bank, would have been payable to the Bank on the last day of that Interest Period in respect of a deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the second Business Day after such receipt or recovery and ending on the last day of that Interest Period and the Borrower shall indemnify the Bank against any other costs, liabilities or expenses incurred by the Bank as a result of such repayment, prepayment or recovery.

     (9) PREPAYMENT:-
         -----------
               (a) The Borrower may, subject to paragraph (d) below, prepay all or any part of the Term Loans without premium or penalty provided that: -

                    (i) it has given the Bank not less than 30 days' notice in writing of its intention to prepay;

                    (ii) where that Term Loan is drawn under the Base Rate
                         Option, that prepayment is made on a Business Day;

                    (iii) where that Term Loan is drawn under the LIBOR Option, that prepayment is made on the last day of an Interest Period for that Term Loan;

                    (iv) any prepayment is at least EIOO,000; and

                    (v) it has paid to the Bank the amount (if any) payable in terms of sub-clause (8)(d) above.

               (b)  Amounts prepaid may not be redrawn.

               (c) Any amount paid to prepay a Term Loan or any part of it shall be accompanied by accrued interest on the amount prepaid and will be applied in pro rata reduction of each scheduled repayment instalment.

               (d) Notwithstanding the terms of paragraph (a) above, the Borrower shall pay to the Bank by way of compensation for prepayment an amount equal to 1 % of the amount prepaid should the reason for prepayment be a refinancing of all or any part of the Facilities by any third party.


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     2. DEFAULT INTEREST:-
        -----------------
          (a) In the event that the Borrower fails to pay any sum due in respect of the Facilities (whether by way of principal, interest, commission, fees or otherwise) on the due date the Borrower shall (without prejudice to all other rights and remedies of the Bank) pay interest on that overdue amount from the due date up to the date of actual payment at the rate of two per cent (2%) per annum over the rate which would otherwise have been payable on that overdue amount; provided that if the Bank elects that interest at the Default Rate is payable on the Facilities in terms of Clause 7 (3) (iii) of Part 2 of this facility letter this paragraph (a) will cease to apply but only to the extent necessary to avoid double counting.

          (b) Any interest payable pursuant to sub clause (a) above shall be payable monthly in arrears and if not paid shall itself bear interest as if it were part of the overdue amount.

     PART 2: CONDITIONS
     ------------------
     1. CONDITIONS PRECEDENT:-
        ---------------------
          The conditions precedent which require to be satisfied before first drawdown or, if earlier, first utilisation of the Facilities are:-

          1.1  SECURITY:-
               ---------
               The Borrower shall have procured that the Bank receives or continues to hold the following security in a form and content which is acceptable to the Bank and, together with all other security from time to time held by the Bank, as continuing security for all moneys, obligations and liabilities certain or contingent now or subsequently due, owing or incurred to the Bank:-

               (a) guarantee by Day International Inc. in favour of the Bank and on account of the obligations of the Borrower to the Bank subject to a maximum limit of (pound) 2,815,000 plus all costs and interest thereon;

               (b) irrevocable letters of credit from NationsBank of Texas N.A. subject to a maximum limit of : (pound) 2,815,000 plus all costs and interest thereon; and

               (c) guarantees (incorporating offset arrangements) by the Borrower and Day International (UK) Limited (which is provided with facilities by the Bank pursuant to the Other Facility Letter ) on account of each

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                    other.

     1.2 FINANCIAL INFORMATION:-
         ----------------------
          The Bank shall have received in form and content acceptable to it:-

          (a) a Certified Copy of the opening Financial Statements of the Borrower as at 6 June 1995; and

          (b) whatever further information regarding the trading and financial position of the Borrower the Bank may require.

     1.3 MISCELLANEOUS:-
         --------------
          The Bank shall have received in form and content acceptable to it: -

          (a) evidence that sufficient funds are held in the Borrower's account with the Bank to ensure that, on drawdown by the Borrower of the Facilities the Borrower has sufficient funds to fully repay the Loan Notes together with all interest due thereon;

          (b) evidence that all policies of insurance (including public liability insurance) in relation to the business and assets of the Borrower which the Bank may reasonably require are in full force and effect and are with an insurance company acceptable to the Bank;

          (c) a certificate in the Bank's standard form from the secretary of the Borrower confirming approval by the board of directors of the acceptance of this Offer and approval and authorisation to execute and deliver the Security Documents to which it is a party;

          (d) a certificate in the Bank's standard form from the secretary of Day International (UK) Limited confirming approval by its board of directors of the guarantee referred to in Clause 1.1(c) above and authorisation to execute and deliver that guaranteed to the Bank;

          (e) a Certified Copy of the Certificate of Incorporation and, where relevant, Certificate(s) of Incorporation on Change of Name of the Borrower;

          (f) a letter from the Borrower signed by its secretary listing the directors of the Borrower and confirming that those persons are all the existing directors of the Borrower; and

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

          (g) a letter from the Borrower signed by one of its directors confirming that there has been no material change in its financial condition from (i) the date of the latest Financial Statements of the Borrower delivered to the Bank and (ii) the earlier of the date of the first drawdown or utilisation of the Facilities.

     2. REPRESENTATIONS AND WARRANTIES: -
        -------------------------------
          To induce the Bank to make available and to maintain the Facilities the Borrower represents and warrants to the Bank that as at the date of its acceptance of this Offer: -

          2.1 it is duly incorporated and validly existing under the jurisdiction of its incorporation and it has full power to own its assets and carry on its business wherever it owns assets or carries on business from time to time;

          2.2 each other member of the Group is duly organised and validly existing under the laws of its jurisdiction of incorporation and has full power to own assets and carry on its business wherever it owns assets or carries on business from time to time;

          2.3 no Event of Default nor any Potential Event of Default has occurred and is continuing unremedied and unwaived;

          2.4 it has power to enter into and perform and comply with its obligations in terms of this facility letter and under the Security Documents to which it is a party;

          2.5 each other member of the Group has power to enter into and perform and comply with its obligations in terms of the Security Documents to which it is a party and the granting of those Security Documents in support of the obligations of the Borrower is for the commercial benefit of each other member of the Group;

          2.6 all actions, conditions and things required to be taken, fulfilled or done have been taken, fulfilled and done (including the obtaining of any necessary consents) in order:-

               (i) to enable the Borrower lawfully to enter into, exercise its rights and perform and comply with its obligations in terms of this facility letter and under the Security Documents to which it is a party; and

               (ii) to ensure that those obligations are legally binding and enforceable under the laws of each relevant jurisdiction;

          2.7 (i) the acceptance of this Offer and compliance with its terms and the granting and delivery of and compliance with the terms of the Security Documents to which it is a party does not and will not cause it to be in breach of:-

               (a) any law, regulation, judicial or official order to which it is subject;

               (b) its memorandum or articles of association or other constitutional documents; or

               (c) any agreement, undertaking or restriction to which it is a party or subject;

               (ii) all governmental or other consents requisite for such acceptance, grant, delivery and compliance are in full force and effect;

          2.8 (i) the granting and delivery of and compliance with the terms of the Security Documents to which any other member of the Group is a party does not and will not cause that other member of the Group to be in breach of:-

               (a) any law, regulation, judicial or official order to which it is subject;

               (b) its memorandum or articles of association or other constitutional documents; or

               (c) any agreement, undertaking or restriction to which it is a party or subject;

               (ii) all governmental or other consents requisite for such acceptance, grant, delivery and compliance are in full force and effect;

          2.9 except as disclosed in the most recent Financial Statements of the Borrower, received by the Bank prior to the date of this facility letter, no Material Litigation is current, pending or (so far as the Borrower knows) threatened against any member of the Group or any of their respective assets;

          2.10 the Financial Statements and management accounts of the Borrower which have been or will be delivered to the Bank (i) were, or will be, prepared in

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

          accordance with consistently applied accounting principles and practices which are both generally accepted and adopted in the UK and
          (ii) do, or will, give a true and fair view of the financial condition of the Borrower as at the end of the period to which they relate and of the results of its operations during that period;

     2.11 the copies of all Certified Copy documents and all other documents required to be delivered to the Bank are true, accurate and complete in all material respects;

     2.12 none of the share capital of the Borrower is under option or mortgage or charge and, except in respect of Permitted Distributions, no dividends or other rights or benefits have been declared, made or paid on the share capital of the Borrower;

     2.13 it has obtained and has in force all licences, permits, authorisations and consents (including Environmental Licences) necessary for the ownership of its property and assets and for the conduct of its business from time to time and it has complied in all material respects with (a) the terms and conditions of those licences, permits, authorisations and consents and (b) Environmental Law;

     2.14 it is either the legal and beneficial owner or licensee of all Intellectual Property Rights necessary for its business from time to time and the use of Intellectual Property Rights by members of the Group does not infringe any third party rights.

          Each of the above representations and warranties shall be deemed to be repeated by the Borrower as at the date of each drawdown under the Facilities and on and as of the Standard Application Dates.

     3. FINANCIAL INFORMATION:-
          ----------------------
     3.1 For the purposes of the Facilities, the Bank will rely on the Financial Statements of the Borrower in determining the basis of its financial condition as at the date of each applicable Financial Statement and, in addition, the Borrower will supply to the Bank:-

         (a) within 90 days after each financial year end of the Borrower, two


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               copies of its Financial Statements together with a summary narrative of all material aspects of those Financial Statements in form and content acceptable to the Bank;

          (b) within 28 days after each month end (commencing at the close of the first month following the date of first drawdown or utilisation of the Facilities, a certificate of compliance with the financial covenants set out in Clause 4 of this Part 2 signed by a director of the Borrower, setting out in reasonable detail supporting computations and in form and content acceptable to the Bank and

          (c) such further financial information as the Bank may from time to time reasonably require.

4. FINANCIAL COVENANTS:-
   --------------------
     4.1 Until the Borrower has repaid all moneys owing to the Bank under this facility letter the Borrower shall ensure and shall procure that Day International (UK) Limited shall ensure that the following covenants are complied with:-

          (A)  GEARING:-
               --------
          The ratio of the Net Borrowings of the Group to the Net Worth of Day International (UK) Limited shall not at any time be greater than 1:1 (100 %);

          (B) CURRENT ASSET COVER:-
              --------------------
          The ratio of Current Assets of Day International (UK) Limited (excluding Inter Company Receivables) to the total amount of the Borrowings of the Group due to the Bank shall not at any time be less than 1: 1 (100 %); and

          (C) INTEREST COVER:-
              ---------------
          The ratio of PBIT of Day International (UK) Limited to Net Interest Charges for total amount of the Borrowings of the Group due to the

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          Bank shall not be less than 3.7:1 (370%).

     4.2 The financial covenants set out in paragraph 4.1 above shall be tested on a monthly basis by reference to the cumulative position for the relevant financial year, in each case tested by reference to the latest Financial Statements of the Borrower and Day International (UK) Limited or, if more recent, by reference to the latest management accounts of Day International (UK) Limited, provided that, where any financial covenant is tested by reference to management accounts it shall be tested again by reference to the Financial Statements of Day International (UK) Limited for the relevant period when those Financial Statements become available.

     4.3 The Bank reserves the right to review the financial covenants set out in Clause 4.1 above on an annual basis and, in the absence of agreement, shall be entitled to specify such reasonable alternative financial covenants with which the Borrower shall comply.

5. POSITIVE COVENANTS:-
   -------------------
     5.1 The Borrower shall, unless it has a prior written waiver from the Bank:-

     (a) ensure that its obligations in respect of the Facilities and under the Security Documents will at all times rank prior to all other present and future Borrowings of the Borrower except for Borrowings which are statutorily preferred;

     (b) notify the Bank of any Event of Default or Potential Event of Default straightaway upon becoming aware of its occurrence and, at the same time, the steps (if any) being taken to nullify or mitigate its effects;

     5.2 The Borrower shall comply with the obligations set out in Clause 5.3 below and shall also procure that each other member of the Group from time to time shall comply with those obligations so that each reference in Clause 5.3 to the Borrower shall be construed as a reference to each member of the Group from time to time.

     5.3 The Borrower shall, unless it has a prior written waiver from the Bank:-

     (a) effect and maintain all policies of insurance in relation to its business and assets and shall otherwise insure whatever property is capable of insurance against loss or damage by fire for full replacement value from time to time and shall effect and maintain those insurances which are normally maintained by companies engaged in the same or a similar type of business as it carries on from time to time and

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          will provide the Bank on demand with copies of all of its insurance policies or certificates of insurance or such other evidence of their existence as may be acceptable to the Bank;

     (b) duly and punctually (and, in any event, prior to incurring any penalties) pay all rents, rates, taxes, stamp duties, covenants and all other monetary obligations to which it is subject;

     (c)  advise the Bank promptly of the details of any Material Litigation;

     (d) take whatever steps and execute whatever documents the Bank may reasonably require for the purpose of perfecting and giving effect to all or any of the Security Documents;

     (e) obtain, comply with, promptly renew and maintain all licences, authorisations, permits, consents and exemptions necessary under any applicable law or regulation from time to time;

     (f) comply at all times with all Statutory Controls and give to the Bank a copy of any notice which affects its compliance with a Statutory Control forthwith upon receipt of such notice;

     (g) at the request of the Bank, instruct its auditors to discuss the Borrower's financial position with the Bank and authorise its auditors to disclose any relevant financial information to the Bank; the auditors' fees arising from that instruction shall be borne by the Borrower but only if an Event of Default has occurred and is continuing unremedied and unwaived or if information supplied to the auditors reveals the occurrence of an Event of Default or Potential Event of Default;

     (h) upon reasonable notice, permit the Bank or its agents reasonable access for the purpose of inspecting its property and assets and its financial and business records;

     (i) within one week of the Borrower drawing the Facilities, provide the Bank with written confirmation from Day International Group Inc that the Loan Notes together with all interest due thereon have been fully repaid.

6. NEGATIVE COVENANTS:-
   -------------------
     6.1 The Borrower shall procure that each other member of the Group from time to time shall not do any of the matters referred to in Clause 6.2 below so that each reference in Clause 6.2 to a Borrower shall be construed as a reference to each member of the Group from time to time.

6.2 Unless it has a prior written waiver from the Bank, the Borrower shall not:-

     (a) save in respect of Permitted Encumbrances, grant or permit to subsist any Encumbrance-.

     (b) save in respect of Permitted Disposals, sell, transfer, lease or otherwise dispose of, lend or otherwise part with control or possession of (whether by single transaction or a series of transactions and whether related or not) any asset or undertaking;

     (c) undertake any business other than that which at the date of acceptance of the Facilities will be carried on by it nor make any material change in the nature or extent of its business nor acquire any business or undertaking;

     (d) enter into any transaction, agreement or arrangement other than on an arms' length basis and in the ordinary and usual course of business; make any loan or grant any credit or enter into or give or permit or suffer to subsist any indemnity or guarantee (or similar obligation) of the due payment of money or performance of any contract, engagement or obligation of any other person or body;

     (f) enter into any partnership, joint venture or profit sharing arrangement with any other person (save for a profit sharing arrangement applicable to all of its employees which has been approved in advance by the Bank) nor merge nor amalgamate with any other person (save for any merger or amalgamation of one member of the Group with another member of the Group as part of a solvent reconstruction approved in advance by the Bank);

     (g) incur or contract to incur or permit to subsist any Borrowings save for:-

          (i)   the Facilities and amounts due in respect of the Facilities;

          (ii) Borrowings in respect of trade creditors on terms which are in accordance with reasonable commercial practice;

          (iii) its outstanding commitments under hire purchase or finance leases (calculated on a going concern basis);

     (h) in any of its financial years incur any liability or expenditure (whether actual or contingent) of a capital nature (including total payments due under hire purchase and leasing arrangements) unless that capital liability or expenditure has been approved by the Bank;

     (i)  change its residence for Tax purposes;

     (j) incorporate any company nor acquire any share in the share capital of any company whether by acquisition or subscription after the date of this facility letter nor permit any Dormant Subsidiary to cease to be Dormant;

     (k) alter the accounting principles and practices applied to its Financial Statements (except where its auditors certify to the Bank that an alteration is required for the purposes of complying with generally accepted accounting principles and practices in the UK, and the Bank may require the Borrower's auditors, at the Borrower's expense, to provide the Bank with pro forma financial statements in a form which enables the Bank to compare the financial position of the Borrower before and after the alteration has been made);

     (l)  alter its financial year end;

     (m) enter into any agreement or arrangement for the provision or receipt of finance which will not or need not be shown in the balance sheet contained in its Financial Statements;

     (n) repay any Borrowings (other than trade debts and the Loan Notes) or interest or other costs incurred in relation to them and which are due by it to any other person before the stated maturity or due date for them;

     (o)  provide any financial assistance (as defined in the Companies Act
          1985) unless the requirements of Section 155 et seq of the Companies Act 1985 are complied with;

     (p) waive any exemption from Value Added Tax in relation to any property or interest in property;

     (q)  factor or discount its debts.


7. EVENTS OF DEFAULT: -
   ------------------

7.1 The Bank reserves the right to elect to treat any of the following, as an event of default either upon or at any time after the occurrence of any of them:-

     (a) the Borrower fails to pay (i) any principal sum due under this facility letter on its due date or (ii) any other sum due under this facility letter within three Business Days after it has become due;

     (b) any written information or projection given or any representation, warranty or statement made or repeated or any certificate, notice, opinion or other document by or on behalf or in relation to any member of the Group or any of their respective directors in connection with the Facilities and/or any of the Security Documents (whether before or after the date of this facility letter) is or proves to have been incorrect, inaccurate, incomplete or, in the Bank's opinion, misleading in any respect which will have a Material Adverse Effect;

     (c) any Borrowings of any member of the Group are not paid when due or capable of being declared due for payment or within any originally permitted period of grace and such non-payment will have a Material Adverse Effect;

     (d) a proposal is made or a nominee or supervisor is appointed for a composition in satisfaction of the debts of any member of the Group or for a scheme of arrangement of the affairs of any member of the Group or any class of creditors or proceedings are commenced in relation to any member of the Group or under any law, regulation or procedure relating to the reconstruction or readjustment of debt;

     (e) an application is made to the courts for an administration order under the Insolvency Act 1986 with respect to any member of the Group;

     (f) any action or any legal proceedings or any other steps are taken either by any member of the Group without the Bank's prior written consent or by any other party for: -

          (i)  the winding up or dissolution of any member of the Group; or

          (ii) the appointment of a liquidator, trustee, receiver, administrative receiver or similar officer of any member of the Group or of the whole or any part of its undertaking, assets, rights or revenues;

     (g) any diligence, inhibition, distress, execution, sequestration or other legal process is levied or enforced upon or sued out against any member of the Group or affecting any of its assets unless it is defended in good faith (which shall be judged solely by the Bank, acting reasonably) or any person takes possession of all or any part of the property or assets of any member of the Group or steps are taken by any person to enforce any Encumbrance against any of the property, assets or undertaking of any member of the Group;

     (h) any event occurs or proceedings are taken with respect to any member of the Group in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in paragraphs (d) to (g) above (inclusive);

     (i) any of the terms of this facility letter, any Security Document or any security granted under any Security Document ceases for whatever reason to be, or any member of the Group alleges that any of the terms of this facility letter, any Security Document or any such security is not legal, valid or binding or any consent required to enable any member of the Group to perform its obligations under this facility letter or any Security Document ceases to be in full force and effect;

     (j) notice of withdrawal or discontinuance of any guarantee or security provided by any third party (including any member of the Group) is served on the Bank or a guarantor or provider of such third party security shall die, be sequestrated or become insolvent or any of the events specified in paragraphs (d) to (h) above (inclusive) occur in respect of a guarantor or provider of such third party security;

     (k) control of any member of the Group passes to any person or persons, not being a shareholder in it as at the date of this facility letter, (whether acting individually or in concert),. without the prior written consent of the Bank ("control" having the meaning given to it in relation to a body corporate by section 840 of the Income and Corporation Taxes Act 1988):

     (l) any member of the Group purchases, cancels or redeems any share in its share capital or reduces its share capital;

     (m) save for a Permitted Distribution, any member of the Group makes, declares or pays any distribution of capital or income or dividend to any person (other than to a member of the Group which has granted Full Group Security);

     (n) any license, authority, permit, consent, agreement or contract which is material to the business from time to time of any member of the Group is terminated, withheld or modified and, in the Bank's opinion, that termination, withholding or modification will have a Material Adverse Effect;

     (o) in the Bank's opinion, at any time after the date of this facility letter:-

          (i) there is a risk that the Bank may incur liability or cost by reason of any Environmental Law or by reason of the Bank having taken security (whether direct or third party) in respect of the Facilities;

          (ii) the value of any of the property or assets of any member of the Group is diminished due to the operation of any Environmental Law and such diminution will have a Material Adverse Effect; or

          (iii) any member of the Group does not comply with the terms and conditions of any Environmental Law or Environmental License or any other law or regulation affecting the conduct of its business and failure to comply will have a Material Adverse Effect;

     (p) the Financial Statements of any member of the Group are qualified to the effect that they do not reflect its true financial position;

     (q) by or under the authority of any government the management of any member of the Group is wholly or partially displaced or its authority in the conduct of its business wholly or partially curtailed which will have a Material Adverse Effect;

     (r) all or any part of the Equity Share Capital of the Borrower is admitted to the Official List of The Stock Exchange or any other recognized investment exchange (as defined in Section 207 of the Financial Services Act 1986);

     (s) any other circumstance or event occurs or arises which will have a Material Adverse Effect.

7.2 None of the provisions in Clause 7.1 above affects or restricts the Bank's right to require repayment on demand of any part of the Facilities which is an overdraft.

     7.3 Upon the occurrence of any of the events referred to in Clause 7.1 above, the Bank shall be under no further obligation to make any of the Facilities available and may by notice to the Borrower:-

          (i)  cancel any part of the Facilities then undrawn; and/or

          (ii) require repayment (immediately or otherwise as the Bank may require) of the Facilities together with accrued interest; and/or

          (iii) elect that interest will become payable on the entire Facilities at the Default Rate; and/or

          (iv) elect, for the purposes only of calculating default interest, that where interest on any part of the Facilities is calculated by reference to the London Inter Bank Market rate, that part of the Facilities be treated as an overdraft and the applicable rate before imposing the Default Rate) shall be deemed to be the Margin over the Bank's base rate from time to time fluctuating therewith;

          (v) charge an administration fee to compensate it for the additional time spent in administering the Facilities.

     7.4 The Borrower shall indemnify the Bank and keep the Bank indemnified on demand against any loss or expense, including legal fees, which the Bank may sustain or incur as a consequence of any default by the Borrower or, as the case may be, any other member of the Group in the Performance of any of the obligations expressed to be assumed by it under this facility letter, under any of the Security Documents to which it is a party or as a consequence of any Event of Default.

     7.5 At any time after the occurrence of an Event of Default the Bank shall be entitled, without prejudice to any other right or remedy, to initiate an investigation and instruct any report on the business and affairs of any member of the Group which it deems necessary including accounting, legal and valuation reports, all at the cost of the Borrower.

8.   PAYMENTS AND INTEREST CALCULATIONS:-
     -----------------------------------
     8.1 All sums falling due by way of interest or commission shall be calculated on the basis of a year of 365 days for the actual number of days elapsed. Interest charged at the rates provided in this facility letter (including the Default Rate) shall continue at those rates after as well as before any decree or judgement for payment until payment is made in full.

     8.2 Any determination by the Bank of any amount of principal, interest, commission or charges or the applicable interest rate shall, in the absence of manifest error, be conclusive and binding on the Borrower for all purposes.

     8.3 Where interest on any part of the Facilities is calculated by reference to the London Inter Bank Market rate and the Bank determines that it is unable to obtain Sterling in the London Inter Bank Market for that amount for the relevant Interest Period, then the Bank shall certify an alternative basis for calculating interest on that part of the Facilities so that the Bank will not overall be in a materially better position than it would have been in if it had not made that determination This alternative basis of calculation will continue for so long as the Bank determines it is unable to obtain Sterling on the required terms.

     8.4 Payments made by the Borrower to the Bank shall be made in Sterling and in immediately cleared funds, without set-off or counterclaim (subject to Clause 10.1 of this Part 2), at the Branch at which the Borrower's account is located from time to time (or in whatever manner or to whichever place the Bank may specify) by no later than 11.00 am on the due date for each payment.

     8.5 Where the due date for payment of any sums payable under this facility letter or any Security Document falls due on a non-Business Day then, without affecting the calculation of subsequent due payment dates, actual payment of the amount due shall be made on the next Business Day following the due date unless the next Business Day falls in the next calendar month, in which case actual payment of the amount due shall be made on the Business Day preceding the due date.

     8.6 Without prejudice to any other right or remedy the Bank may have, the Bank is authorised (but not obliged) to (i) apply any credit balance to which the Borrower is entitled on any account of the Borrower with the Bank and (ii) debit any account of the Borrower with the Bank in satisfaction of any sum (including any interest, commission, costs and charges) due by the Borrower to the Bank under the Facilities.

     8.7 In the event that the Borrower requests a drawdown but fails to draw the amount requested, the Borrower shall indemnify the Bank and keep the Bank indemnified on demand against any loss or expense which the Bank may incur as a result of that failure.

9.   PRINCIPAL BANKER:-
     -----------------
     Unless otherwise agreed by the Bank, the bank accounts of the Group shall be held within the Bank of Scotland Group and all revenues shall be paid into them and all banking business transacted through them.

10.  TAXES:-
     ------
     10.1 All payments to be made by the Borrower in terms of this facility letter shall be made free and clear of and without deduction in respect of Tax unless the Borrower is required by law to make a payment subject to the deduction or withholding of Tax, in which case the amount of that payment payable by the Borrower shall be increased to the extent necessary to ensure that the Bank receives and retains a net sum equal to that which it would have received and retained had no deduction or withholding been made or required to be made.

     10.2 If the Borrower makes an increased payment under Clause 10.1 above and the Bank determines that it has obtained a refund, reduction or remission of Tax because of that increased payment then the Bank shall reimburse the Borrower with an amount which the Bank (in its sole discretion) considers will leave the Bank in no better or worse position than it would have been in had there been no deduction or withholding; provided that nothing in this Clause 10.2 shall require the Bank to order its Tax affairs to achieve any refund, credit, remission or reduction and nothing in this sub-clause shall oblige the Bank to make available to the Borrower any information concerning the Bank's Tax affairs or administration.

     10.3 If the Bank ceases to be recognised by the Tax authorities of the UK as a bank carrying on a bona fide banking business for the purposes of
          Section 349 (3) of the Income and Corporation Taxes Act 1988 then, unless that cessation is because of a change in any law, regulation, practice, concession, regulatory requirement or at the request of the Bank of England, the European Union or other appropriate authority, the Borrower shall not be liable to pay to the Bank under Clause 10.1 above any amount in excess of the amount it would have been obliged to pay if the Bank had not ceased to be recognised.

11.  INCREASED COST:-
     ---------------
     11.1 If the Bank incurs an Increased Cost, then on demand by the Bank the Borrower shall promptly pay to the Bank the amount certified by the Bank in its demand (which will show, in reasonable detail, the basis of calculation) and will indemnify the Bank for the Increased Cost; but the Borrower shall not be required to indemnify the Bank against an Increased Cost that (i) is compensated for by the Mandatory Liquid Asset Costs or (ii) arises from Tax or any increase in Tax on the Bank's overall net income or (iii) does not apply to banks in the UK generally.

     11.2 When calculating Increased Cost, the Bank may allocate or spread the Increased Cost on whatever basis it considers reasonably appropriate having regard to the nature of the Facilities.

12.  ILLEGALITY:-
     -----------
     If, in the Bank's opinion, any law or regulation, change in any law or regulation or change in its interpretation, makes it unlawful for the Bank to make available or maintain all or part of the Facilities or to perform any of its obligations in relation to them then the Bank will serve notice to that effect on the Borrower and the Bank shall then be discharged from its obligation to make available, renew or maintain the Facilities and the Borrower shall pay to the Bank on demand or, if later, on the date specified by the Bank as being the latest date for compliance with the relevant law or regulation, the amount of the Facilities then outstanding together with all other sums due and to become due under this facility letter.

13. MITIGATION OF BORROWER'S LIABILITY :-
    ------------------------------------
     If circumstances arise which would, or could upon the giving of notice, result in the Bank:-

     (a) not being required to make available or maintain all or part of the Facilities or perform any of its obligations in relation to them under Clause 12 of this Part 2; or

     (b) being due any increased payment to it or for its account under Clauses 10 or 11 of this Part 2;

     then without in any way limiting, reducing or otherwise qualifying the rights of the Bank or the obligations of the Borrower under any of the Clauses referred to in (a) or (b) above, the Bank may either (i) take any reasonable steps open to it to mitigate the effects of those circumstances (following consultation with the Borrower over a period not exceeding 30 days) or (ii) permit the Borrower to prepay all sums due and to become due under this facility letter without penalty (but subject to the provisions of this facility letter); provided that, in any event, the Bank shall be under no obligation to seek a mitigation if, in the bona fide opinion of the Bank, to do so would or might have an adverse affect upon its business, profits, operations or financial condition.

14.  FEES AND EXPENSES:-
     ------------------
     14.1 All reasonable legal, valuation and other fees, costs and expenses or Tax charged to or incurred by the Bank in connection with the Facilities and the Security Documents (including the preparation, negotiation and completion of all waiver letters, amending or supplemental documents and the enforcement or preservation of the Bank's rights under this facility letter or any Security Documents) will be payable by the Borrower or will be reimbursed to the Bank (on a full indemnity basis) on demand whether or not the Borrower draws down or utilizes all or any part of the Facilities.

     14.2 The Borrower will pay to the Bank an arrangement fee being I % of the Term Loans payable within seven Business Days of the Borrower's acceptance of this facility letter.

     14.3 The Borrower will also pay to the Bank the costs for the instruction or preparation of the Security Documents whether or not the Borrower draws down or utilizes all or any part of the Facilities.

     14.4 Bank charges in relation to the Facilities will also be payable in accordance with the Bank's tariff issued to the Borrower from time to time.

15.  BENEFIT OF THIS FACILITY LETTER:-
     --------------------------------
     15.1 This facility letter shall bind and inure to the benefit of the Borrower and the Bank and their respective successors and the Bank's assignees.

     15.2 The Borrower may not assign or transfer all or any part of its rights, obligations or benefits under this facility letter.

     15.3 The Bank shall be entitled (following consultation with the Borrower) to permit any other bank or banks which the Bank may determine (provided it is a recognised banking institution falling within Section 349(3)(a) of the Income and Corporation Taxes Act 1988) to participate in all or part of the Bank's rights and obligations under this facility letter. In the event that the Bank does enter into such an arrangement, the Borrower shall continue to deal directly with the Bank as agent for itself and other participants.

     15.4 The Bank shall be entitled (following consultation with the Borrower) to assign, novate or transfer all or any part of its rights and obligations under this facility letter to any other bank or banks which the Bank may determine (provided it is a recognised banking institution falling within Section 349(3)(a) of the Income and Corporation Taxes Act 1988) and the Borrower now undertakes and agrees to execute and to procure that each member of the Group shall execute all documents the Bank may reasonably require to give effect to an assignation, novation or transfer.

     15.5 Subject to obtaining a confidentiality undertaking in favour of the Borrower, the Bank shall be entitled to disclose to any prospective or actual assignee, transferee or participant and to any prospective or actual participant confidential information concerning each member of the Group and its financial condition and any other information which may be given to the Bank pursuant to the terms of this facility letter.

16.  NOTICES, CONSULTATION ETC:-
     --------------------------
     16.1 Unless otherwise provided in this facility letter, all notices or other communications to or between the parties:-

          (a) shall be given or sent by first-class pre-paid post or by telex or by telefax transmission, authenticated to the satisfaction of the Bank;

          (b) if given or made by letter, receipt shall be deemed to have occurred forty-eight hours after posting (unless hand delivered to the addressee in which case receipt shall be the time of delivery) and if given or made by telex or telefax transmission shall be deemed to have been given and received when sent; provided that, in the case of telex, the correct answer back is received and, in the case of telefax, a correct transmission report is received; provided further that where delivery or receipt would be deemed to be on a non-Business Day or after 5 pm on a Business Day, delivery or receipt shall instead be deemed to be at 9 am on the next Business Day;

          (c) if given to the Bank, it shall be given at the address at the head of this facility letter or at any other address the Bank may designate from time to time by notice to the Borrower;

          (d) if given to all or any of the Borrower, it shall be deemed to be duly given if given at the address of the Borrower shown above or at any other address the Borrower may designate from time to time by notice to the Bank.

     16.2 The Bank may, but shall not be obliged to, rely upon and act in accordance with any communication which may be or purport to be given by telephone or telex or telefax transmission on behalf of the Borrower by any person notified to the Bank by the Borrower as being authorised to give that communication, without enquiry by the Bank as to the authority or identity of the person making or purporting to make the communication. In consideration of the Bank acting in accordance with this Clause 16.2 the Borrower agrees to indemnify the Bank and agrees to keep the Bank indemnified against all losses, claims, actions, proceedings, damages, costs and expenses incurred or sustained by the Bank as a result.

     16.3 Written notice includes a notice by telex or telefax transmission in accordance with the provisions of this Clause.

     16.4 The Borrower shall not issue or permit the issue of any press release nor shall the Borrower make or permit to be made public the terms and conditions of this facility letter without the Bank's prior written consent unless required by law (including disclosure requirements for the purpose of preparing its audited annual accounts), The Stock Exchange or the City Code on Takeovers and Mergers in which case that Borrower shall consult with the Bank in advance as to the terms of that release or publicity.

17.  WAIVERS AND SEVERABILITY:-
     -------------------------
     17.1 No failure or delay by the Bank in exercising any right or remedy under this facility letter or any Security Document shall operate as a waiver of it nor shall any single or partial exercise of any right or remedy prevent any further exercise or the exercise of any other right or remedy. The rights and remedies provided in this facility letter are cumulative and not exclusive of any other rights or remedies,

     17.2 If any provision of this facility letter is or becomes invalid or unenforceable in any respect that shall not affect the validity or enforceability of any other provision.

18.  DEFINITIONS AND INTERPRETATION: -
     -------------------------------
"BANK" means the Govenor and Company of the Bank of Scotland and its successors, assignees and transferees whomsoever.

"BANK OF SCOTLAND GROUP" means the Bank, any Subsidiary from time to time of the Bank, any holding company from time to time of the Bank and any Subsidiary from time to time of any such holding company.

"BORROWER" means the company named in Part 1 of this facility letter.

"BORROWINGS" means (without double counting): -

(i)  money borrowed or raised and including capitalized interest;

(ii) any liability under any bond, note, debenture, loan stock, redeemable preference share capital or other instrument or security;

(iii) any liability in respect of acceptance or documentary credits or discounted instruments;

(iv) any liability in respect of the acquisition cost of assets or services to the extent payable on deferred payment terms where the period of deferment is more than 60 days;

(v) any liability under debt purchase, factoring and similar agreements and capital amounts owing under finance leases, hire purchase or conditional sale agreements or arrangements;

(vi) any liability under any guarantee or indemnity (except product warranties).

"BUSINESS DAY" means a day on which dealings in Sterling deposits are carried out in the London Interbank Sterling Market and being a day upon which the Bank's Branch at which the Borrower's account is located from time to time is open for business.

"CERTIFIED COPY" means a copy certified as true, complete and up to date by the specified person or, if no-one is specified, by the Secretary of the Borrower.

"CURRENT ASSETS" means from time to time, the aggregate value (adjusted by the Bank from time to time to accord with generally accepted accounting principles and practices in the UK applied in regard to Day International (UK) Limited's Financial Statements and to reflect any material adverse change in the financial or trading position of Day International (UK) Limited) of all Trade Debtors (excluding Inter Company Receivables) and Net Security Value of Stock of Day International (UK) Limited.

"DANGEROUS SUBSTANCE" means any radioactive or other emissions and any natural or artificial substances (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable (in each case) of causing harm to man or any other living organism or damaging the environment or public health or welfare including any controlled, special, hazardous, toxic, radioactive or dangerous waste.

"DAY INTERNATIONAL GROUP INC" means Day International Group Inc (registered number 2495986) and having its registered office at:
                                                  The Corporation Trust Company
                                                  Corporation Trust Center
                                                  1209 Orange Street
                                                  Wilmington, Delaware 19801

"DAY INTERNATIONAL INC" means Day International Inc (registered number 2241772) and having its registered office at: The Corporation Trust Company
                                               Corporation Trust Center
                                               1209 Orange Street
                                               Wilmington, Delaware 19801

"DAY INTERNATIONAL (UK) LIMITED" means Day International (UK) Limited (registered number SC31497) and having its registered office at Dayton Works, Balgray Street, Dundee, DD3 8HU.

"DEFAULT RATE" means a rate of interest of two per cent (2%) per annum above the highest rate of interest payable on the Facilities.

"DORMANT" shall have the meaning given to it by Section 250 of the Companies Act 1985.

"ENCUMBRANCE" means any mortgage, charge, security, pledge, lien, right of set-off, right to retention of title or other encumbrance, whether fixed or floating, over any present or future property, assets or undertaking.

"ENVIRONMENTAL LAW" means all laws, regulations, codes of practice, circulars, guidance notices and the like (whether in the UK or elsewhere) concerning the protection of human health or welfare or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

"ENVIRONMENTAL LICENCE" means any licence, permit, authorisation, consent or other approval required by any Environmental Law.

"EQUITY SHARE CAPITAL" shall have the meaning given to it by Section 744 of the Companies Act 1985.

"EVENT OF DEFAULT" means one of the events referred to in Clause 7.1 of this
Part 2.

"FACILITIES" means the facilities made available according to the terms of this facility letter as they may be extended, increased, restated or renewed from time to time between the Borrower and the Bank.

"FINANCIAL STATEMENTS" means the audited annual profit and loss account and balance sheet of the relevant company for each of its financial years (consolidated for each financial year at the end of which that company has any Subsidiaries) together with the related directors' and auditors' reports thereon.

"FULL GROUP" means Day International Group Inc and its Subsidiaries from time to time

"GROUP" means the Borrower and Day International (UK) Limited and any Subsidiary (if any) of the Borrower and Day International (UK) Limited from time to time (but excluding any Subsidiary which is Dormant from time to time) and "MEMBER OF THE GROUP" shall be construed accordingly.

"INCREASED COST" means: -

(i) an additional or increased cost incurred by the Bank as a result of it having entered into, or performing, maintaining or funding its obligations under this facility letter; or

(ii) that portion of an additional or increased cost incurred by the Bank in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Facilities; or

(iii) a reduction in any amount payable to the Bank or in the effective return to the Bank under the Facilities or on its capital: or

(iv) the foregone amount of any payment made or interest or other return on or calculated by reference to any amount received or receivable by the Bank under the Facilities;

in each case arising as a result of any change, introduction, interpretation or administration of any law or regulation after the date of this facility letter or any compliance after the date of this facility letter with any law or regulation relating to reserve assets, special deposits, cash ratios, liquidity or capital adequacy requirements or any other form of banking or monetary control.

"INTELLECTUAL PROPERTY RIGHTS" means patents, patent applications, trade marks, community trade marks, service marks, trade names, brand names, registered designs, copyright and all other industrial and intellectual property rights.

"INTER COMPANY RECEIVABLES" means trading debts due to Day International (UK) Limited from all other members of the Full Group.

"INTEREST PERIOD" has the meaning given to it in Clause 1 (8) of Part 1 of this facility letter.

"LIBOR" has the meaning given to it in Clause 1 (7) of Part 1 of this facility letter.

"LOAN NOTES" means the two loan notes issued by the Borrower to Day International Group Inc for a total sum of US $6,000,000.

"MANDATORY LIQUID ASSET COSTS" has the meaning given to it in Clause 1(7) of
Part 1 of this facility letter.

"MARGIN" means one per cent (1 %) per annum.

"MATERIAL ADVERSE EFFECT" means any effect which, in the reasonable opinion of the Bank, might be expected to (i) affect the ability of the Borrower to comply with its payment obligations under this facility letter or under any Security Document or (ii) affect the ability of any member of the Group to comply with its payment obligations under any Security Document.

"MATERIAL LITIGATION" means any litigation, arbitration or administrative proceeding raised, pending or (to the best of the knowledge and belief of the Borrower) threatened against the Borrower.

"NET BORROWINGS" means total Borrowings less sums standing at credit of all accounts of the Group with the Bank from time to time in respect of which the Bank has valid and enforceable rights of setoff.

"NET INTEREST CHARGES" means, in relation to any specified period, the aggregate amount of interest, commission and other recurrent financial expenses attributable to total Borrowings of the Group due to the Bank charged, accrued or capitalised for such period.

"NET WORTH" means, from time to time, the aggregate of the amount paid up on the issued share capital of Day International (UK) Limited and the amount standing to the credit of its capital and revenue reserves (including any share premium account or capital redemption reserve, but excluding any revaluation reserve) plus or minus the amount standing to the credit or debit (as the case may be) of the profit and loss account of the Day International (UK) Limited all as shown in its latest available Financial Statements from time to time or, if more recent, its latest management accounts approved by the Bank from time to time but after: -

(i) making appropriate adjustments in respect of:-

     (a) any variation in amount of such paid up share capital or any such reserves subsequent to the date of such Financial Statements or, as the case may be, such management accounts;

     (b) any distribution in cash or specie declared or recommended subsequent to such date out of profits earned prior thereto; and

     (c) (if the Bank from time to time shall so require) further necessary adjustments to accord with generally accepted accounting principles and practices in the UK and to reflect any material adverse change in assets or liabilities since the date of such Financial Statements or, as the case may be, such management accounts; and

(ii) excluding (where included within capital and revenue reserves):-

     (a) all sums set aside for Taxation, deferred charges and provisions for depreciation or obsolescence, bad and doubtful debts and other specific provisions, and

     (b) the amount of any upward revaluation of assets which is not disclosed in the last balance sheet and which has not been approved by the Bank; and

(iii) deducting:-

     (a) the amount (if any) by which the book value of the assets comprised in that balance sheet exceeds a true and fair valuation of those assets; and

     (b) the book values of goodwill and all other assets which would be treated as intangible under generally accepted accounting principles and practices in the UK.

"OTHER FACILITY LETTER" means the facility letter between the Bank and Day International (UK) Limited dated as at the date hereof.

"PBIT" means, in relation to any specified period, the trading profit of Day International (UK) Limited before deduction of Net Interest Charges and Taxation and excluding deductions in respect of goodwill written off during such period.

"PERMITTED BORROWINGS" means the Loan Notes.

"PERMITTED DISPOSALS" means:-

(a) the disposal of assets on an arm's length basis in the ordinary and usual course of trading; or

(b) the application of cash for any purpose permitted under this facility letter; or

(c) the disposal of obsolete equipment no longer required for the purposes of the business carried on by any member of the Group; or

(d)  disposals between the Borrower and Day International (UK) Limited; or

(e) disposals where the proceeds are applied in and towards the acquisition of a replacement within 90 days after the date of disposal.

"PERMITTED DISTRIBUTION" means any dividend or other distribution which the Borrower is obliged to declare, pay or make in terms of its Articles of Association approved by the Bank and the declaration, payment or making of which will not cause, directly or indirectly, an Event of Default or Potential Event of Default to occur provided that no declaration, payment or distribution will be permitted so long as an Event of Default has occurred and is continuing unwaived.

"PERMITTED ENCUMBRANCES" means:-

(a) liens securing obligations not more than 30 days overdue, arising by operation of law in the ordinary and usual course of trading;

(b) Encumbrances arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary and usual course of trading;

"POTENTIAL EVENT OF DEFAULT" means any event, act or condition which, with the giving of notice and/or lapse of time and/or certification of materiality will or is likely to constitute an Event of Default.

"PREFERENTIAL CREDITORS" means creditors whose debts would be treated as having a preferential ranking in terms of Section 386 of and Schedule 6 to the Insolvency Act 1986 (or any subsequent legislation amending the categories of preferential debts in an insolvency) if, on the date of computation, preferential ranking had crystallised.

"SECURITY DOCUMENTS" means the documents specified in Clause 1. 1 of this
Part 2.

"SPECIFIED PURPOSE" means the application of the proceeds of the Term Loans for the purpose of repaying the Loan Notes.

'STANDARD APPLICATION DATES" means the last Business Day of each calendar month or any other dates which the Bank may notify to the Borrower from time to time.

"STATUTORY CONTROL" means each of the following which affects any member of the Group or any of its assets from time to time:-

(i)  any legislation (including delegated legislation);

(ii) any consent made or given under any legislation; and

(iii) any notice, order or correspondence related to paragraphs (i) or (ii) of this definition and having the force of law.

"STERLING" and the figure "(POUND)" shall mean lawful currency of the UK.

"SUBSIDIARY" and "HOLDING COMPANY" shall have the meanings given to them in
Section 736 of the Companies Act 1985.

"SUBSIDIARY UNDERTAKING" shall have the meaning given to it in Section 258 of the Companies Act 1985.

"THE STOCK EXCHANGE" means The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited and its successors.

"TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any interest and penalties payable in respect thereof) and "TAXATION" shall be construed accordingly.

"TRADE DEBTORS" means debts due to Day International (UK) Limited which arise out of and are due and owing in the ordinary course of business, which have not been outstanding for more than 90 days from the date of the invoice (or such other period as may be agreed with the Bank) and which are not bad or doubtful or determined by the Bank to be bad or doubtful, but excluding (a) any debt owed by any person who is also a creditor of that company to the extent of the amount owed by that company to that creditor and (b) any debt which has been assigned or charged to or is held for any third party or is held in trust for any third party or is subject to any factoring or invoice discounting or similar agreement with any adjustments the Bank may from time to time consider to be appropriate in the context of the business of that company and the Facilities.

"UK" means the United Kingdom of Great Britain and Northern Ireland.

A reference to a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the day preceding the numerically corresponding day in the next calendar month (and references to "months" shall be construed accordingly) save that, where any such period would otherwise end on a non-Business Day, it shall end on the next Business Day, unless that Business Day falls in the succeeding calendar month, in which case it shall end on the preceding Business Day; provided that if a period starts on the last Business Day in a calendar month but there is no numerically corresponding day in the month in which it ends, then it shall end on the last Business Day in that later month.

References to Acts of Parliament shall be to such Acts as may be subsequently amended, substituted, modified or re-enacted from time to time.

A reference to "THIS FACILITY LETTER" shall be construed as a reference to this facility letter as varied, amended, novated, supplemented, replaced or restated from time to time.

A reference to "THIS OFFER" is a reference to the offer of Facilities set out in this facility letter.

A reference to "INCLUDING" shall be construed as being by way of illustration or emphasis only and not as being by way of limiting the generality of the words preceding it.

If any provision of this facility letter contradicts any provision of any Security Document then the terms of this facility letter will prevail to the extent of the inconsistency.

18.  LAW:-
     ----
     This facility letter (and the agreement which shall be made by the acceptance of this Offer by the Borrower) shall be governed by and construed in accordance with the Law of Scotland and the Borrower submits to the jurisdiction of the Scottish Courts.

This Offer may be accepted by the Borrower countersigning and returning to the Bank the enclosed copy of this facility letter but will lapse if the Bank has not received the duly countersigned copy within one calendar month from the date of this facility letter.

Yours faithfully

 ......................................
for and on behalf of
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND


This offer of Facilities set forth above is agreed and accepted on behalf of DAY INTERNATIONAL (UK) HOLDINGS

By .......................................  Director


   .......................................  Director/Secretary

Date:  9th February 1996

                                                       BUSINESS BANKING
CENTRE
                                                       P.O. Box
                                                       No. 9
                                                       11/19 Reform Street
                                                       DUNDEE DD1 9AU
                                                       R.E Box No. DD76

DAY INTERNATIONAL (UK) HOLDINGS,                       Telephone: 0138222 229131
    SHEFFIELD STREET,                                  Telex: 76225
  STOCKPORT                                            Fax 01382 205735

                                                       Our Ref:

                                                       Your ref:

                                                       5TH MARCH, 1996


DEAR SIRS,

SUPPLEMENT TO (POUND)2,815,000 TERM LOAN FACILITIES DATED 31ST JANUARY 1996 (THE
- --------------------------------------------------------------------------------
"FACILITY LETTER")
- ------------------

WORDS AND EXPRESSIONS USED IN THIS SUPPLEMENTARY LETTER SHALL UNLESS STATED OTHERWISE BEAR THE SAME MEANING ASCRIBED TO THEM IN THE FACILITY LETTER.

PURSUANT TO A REVIEW OF THE FACILITIES IT IS PROPOSED EFFECTIVE FROM THE DATE OF EXECUTION OF THIS SUPPLEMENTARY LETTER:-

(I) THE FIGURE "40" WHERE IT APPEARS ON LINE THREE OF SUB-CLAUSE 1(6) ON PAGE 2 OF THE FACILITY LETTER SHALL BE DELETED.

(II) THE FOLLOWING WORDS SHALL BE INSERTED AT THE END OF SUB-CLAUSE 1(6) WHERE IT APPEARS ON PAGE 2 OF THE FACILITY LETTER:-

     "UP TO AND INCLUDING 30TH APRIL 2002. IMMEDIATELY THEREAFTER THE OUTSTANDING BALANCE OF TERM LOAN 2 SHALL BE REPAID EITHER (I) IN FULL IN ONE AMOUNT TO THE BANK OR (II) BY SUCH OTHER ARRANGEMENT AS MAY BE ACCEPTABLE TO THE BANK."

(III) ON PAGE 2 ITEM (5) OF THE FACILITY LETTER THE AVAILABILITY OF TERM LOAN 2 SHALL BE AMENDED BY DELETION OF THE WORDING "THE TENTH ANNIVERSARY OF ITS DATE OF DRAWDOWN BY THE BORROWER" TO BE REPLACED BY "30TH APRIL 2002."

(IV) THE FIGURE "ONE" WHERE IT APPEARS ON THE SECOND LINE OF THE CLAUSE HEADED
     (4) DRAWDOWN ON PAGE 2 OF THE FACILITY LETTER SHALL BE AMENDED AND REPLACED BY THE FIGURE "TWO".

ALL OTHER TERMS AND CONDITIONS OF THE FACILITY LETTER SHALL REMAIN IN FULL FORCE AND EFFECT UNDER INCORPORATION OF THE SUPPLEMENTARY TERMS NARRATED ABOVE.

IN ORDER TO ACKNOWLEDGE YOUR ACCEPTANCE OF THE TERMS CONTAINED IN THIS SUPPLEMENTARY LETTER, PLEASE EXECUTE AND RETURN THE ENCLOSED DUPLICATE WITHIN ONE MONTH OF THE DATE OF THIS LETTER.

Yours faithfully,
FOR AND ON BEHALF OF
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND




- ------------------------------

AGREED AND ACCEPTED FOR AND ON BEHALF OF
DAY INTERNATIONAL (UK) HOLDINGS

by________________________ DIRECTOR


  ________________________ DIRECTOR/SECRETARY

DATE:

                                                                         BANK OF
                                                               SCOTLAND
                                              Constituted Act of Parliament 1695




                                                  Reform Street Branch
                                                    11 /1 9 Reform Street
                                                    DUNDEE
                                                    DD1 9AU




Day International (UK) Limited             Telephone:   Direct Line:  01382 2913
Dayton Works
Balgray Street
Dundee                                                Switchboard: 0131-442 7777
DD3 8HN                                               Fax: 01382 202109
                                                      Telex: 76225


                                                        Our Ref:

                                                        Your Ref

                                                        31st January 1996



Dear Sirs,

                      RE: (POUND)935,000 CREDIT FACILITIES
                      ------------------------------------

We are pleased to offer credit facilities on the terms and conditions set out in Parts 1 and 2 of this facility letter. Unless otherwise specifically provided, the definitions set out in Clause 17 of Part 2 of this facility letter shall apply. Drawdown or utilisation of all or any of the Facilities is subject to satisfaction or waiver of the conditions precedent set out in Clause 1 of Part 2 of this facility letter.

The Facilities offered are multi-option facilities of (pound)935,000 comprising: -

(i)   overdraft facilities ("Overdraft");
(ii)  guarantee facilities (the "Guarantee Facilities");
(iii) forward currency contract facilities (the "Forward Currency Contract Facilities");
(iv)  BACS facilities (the "BACS Facilities").

PART I - TERMS OF FACILITIES
- ----------------------------

1.   Multi-Option Facilities:-
     ------------------------
     1.1  BORROWER:-
          ---------
          Day International (UK) Limited (Registered Number SC31497) having its registered office at Dayton Works, Balgray Street, Dundee DD3 8HN.

     1.2  AMOUNT:-
          -------
          (pound)935,000 (the "Limit")

     1.3 The Facilities may be drawn as Overdraft, Guarantee Facilities, Forward Currency Contract Facilities and BACS Facilities. The aggregate amounts drawn down under those options shall not at any time exceed the Limit.

     1.4 The Bank will review the Facilities at the end of each consecutive 364 day period commencing on the date of this Facility Letter, (the last Business Day of such period being the "Review Date"). The Facilities will cease to be available at that date at the latest (unless before then the Bank has specifically agreed to renew or extend the Facilities).

          If the Facilities cease to be available or repayment is demanded of the Overdraft, then the Bank shall be entitled to request the Borrower to lodge such funds as the Bank shall require in a written demand as security for all other outstanding liabilities (whether actual or contingent) under the Facilities and the Borrower shall forthwith comply with such request.

2. OVERDRAFT AND GUARANTEE FACILITIES:-
   -----------------------------------
 (1) BORROWER:-
     ---------
     Day International (UK) Limited (registered number SC31497) having its registered office at Dayton Works, Balgray Street, Dundee, DD3 8HN

(2)  PURPOSE: -
     --------
     The Overdraft and the Guarantee Facilities may only be applied for the working capital purposes of the Borrower.

     (3)  LIMIT:-
          ------
          (a) The Bank agrees that the Borrower may operate one or more current accounts on which the Overdraft may be drawn. The Bank shall be entitled to refuse to pay any cheques, orders or withdrawals on any one or more of the Borrower's current accounts where such payments would result in the Limit being exceeded.

          (b) The Borrower must at all times provide sufficient funds to ensure that the Limit is not exceeded. If the Limit is likely to be exceeded, the Borrower must notify the Bank and advise which cheque(s) are to be honoured in the case of competition. If the Borrower fails to do so, the Bank may, in its discretion, refuse to pay a cheque (or allow any other utilisation of the Overdraft or Guarantee Facilities) which would have the effect of exceeding the Limit. If the Bank does pay a cheque or allows a utilisation of the Overdraft and Guarantee Facilities so as to exceed the Limit, that does not mean that the Limit has changed or that the Bank will agree to pay any other cheque or meet any other payment instruction which would have the effect of exceeding the Limit.

     (4)  AVAILABILITY:-
          -------------
          (a) Subject to the other provisions of this facility letter, the Overdraft may be drawn down as cash withdrawals or payments.

          (b) The Overdraft and the Guarantee Facilities shall cease to be available on the Review Date unless the Bank has agreed in writing to renew or extend them.

          (c) From the date of this facility letter, the Borrower ceases to be entitled to use any overdraft and guarantee facilities previously made available by the Bank and any existing utilisations under any overdraft or guarantee facilities previously made available by the Bank shall, to the extent not repaid or discharged, be taken into account when assessing compliance with the Limit.

     (5)  REPAYMENT:-
          ----------
               Notwithstanding any other provision of this facility letter, in accordance with normal banking practice the Overdraft shall be repayable on demand and the Overdraft and the Guarantee Facilities will cease to be available from the date of demand.

(6)  INTEREST RATE: -
     --------------
     (a) The rate of interest applicable to the Overdraft shall be the rate per annum which is one per cent (1 %) per annum over the Bank's base rate from time to time fluctuating therewith and will be payable monthly in arrears, on the Standard Application Dates, on the cleared daily balance of the amount drawn down up to the date of actual payment .

     (b) Unless otherwise agreed by the Bank, any drawing of the Overdraft which results in the Limit being exceeded will attract interest at the Bank's unauthorised rate, which will be two per cent (2%) per annum over the Bank's base rate from time to time fluctuating therewith.

(7)  GUARANTEES:-
     -----------
     (a) All or part of the Overdraft which has not been drawn down and which is available for drawdown in accordance with the terms of Clause 1.3 of this Part 1 may, on receipt by the Bank of a written notice from the Borrower requesting the same, be utilised as a guarantee facility by way of guarantees to be issued by the Bank on behalf of the Borrower. The guarantees shall be classified by the Bank either as financial guarantees (where they guarantee the repayment of sums due by the Borrower to a third party) or as performance guarantees. The terms of each guarantee shall be subject to the prior approval of the Bank and shall include a provision that each guarantee shall expire no later than a date which the Bank may in its discretion agree.

     (b) The Borrower shall be obliged to counter indemnify the Bank in respect of the Bank's liability (whether present or future, actual or contingent) under each guarantee and the counter indemnity shall include a provision entitling the Bank to debit the account of the Borrower with the amount of any liability due and payable by the Bank in terms of it.

     (c) In the event that the Bank demands repayment of the Overdraft or, if earlier, becomes entitled to demand repayment of all or any part of the Facilities, the Bank may (without prejudice to all other rights and remedies of the Bank) by notice to the Borrower which has utilised the Guarantee Facilities:-

          (i)  terminate the Guarantee Facilities; and/or

          (ii) terminate any guarantees granted under this facility letter and exercise its rights under any counter indemnity given in respect of it or them; and/or

          (iii) continue any guarantees granted under this facility letter and require the Borrower which has utilised the Guarantee Facilities to lodge with the Bank whatever sums the Bank may specify as collateral in security for the Bank's liability (whether present or future, actual or contingent) in respect of those guarantees.

     (d) The Borrower shall pay to the Bank a guarantee commission calculated as being: -

          (i) in respect of H M Customs & Excise Duty Department Guarantees three quarters of one per cent (0.75 %) per annum;

          (ii)  in respect of all other guarantees 2.5 per cent per annum.

          In each case there shall be a minimum charge of (pound)20 per guarantee and such commission shall be calculated on the total liability (whether present or future, actual or contingent) to the Bank of each guarantee issued by the Bank on the Borrower's request and that commission shall be payable annually in advance on the date of issue and annually thereafter. For the avoidance of doubt guarantee commission ceases to be payable on a guarantee upon (i) termination for whatever reason, of the guarantee; and/or (ii) the cash collateralisation of any guarantee to the Bank's satisfaction.

3. FORWARD CURRENCY CONTRACTS:-
   ---------------------------
     (1)  BORROWER:-
          ---------

          Day International (UK) Limited (registered number SC31497) having its registered office at Dayton Works, Balgray Street, Dundee, DD3 8HN.

     (2)  PURPOSE:-
          --------
          The Forward Currency Contracts Facility may be utilised by the Borrower for the purchase of any freely convertible currency.

     (3)  UTILISATION:-
          ------------
          For the purposes of calculating utilisation of the Forward Currency Contracts Facility the Bank will normally use the figure of 10 % of the consideration payable to the Bank under each Contract for a period of up to 12 months and 20 % for any other Contract. The Bank reserves the right to allocate such other amount (up to 100%) to any individual contract or to all contracts at any time and for such time as it considers necessary to do so.

        (4)  CHARGES:-
             --------

             The Bank's standard scale of charges from time to time in force shall apply or such charges as may be agreed between the Bank and the Borrower from time to time.

4. BACS FACILITY:-
   --------------

   (1)  PURPOSE:-
        --------

        The Bank shall sponsor the Borrower to enable it to make payments using the Bankers Automated Clearing System operated by BACS Limited on the standard terms and conditions therefor, subject to payment of the Bank's charges from time to time as prenotified to the Borrower.

PART 2: CONDITIONS
- ------------------

1. CONDITIONS PRECEDENT:-
   ---------------------

   The conditions precedent which require to be satisfied before first drawdown or, if earlier, first utilisation of the Facilities are:-

   1.1   SECURITY:-
         ---------

         The Borrower shall have procured that the Bank receives or continues to hold the following security in a form and content which is acceptable to the Bank and, together with all other security from time to time held by the Bank, as continuing security for all moneys, obligations and liabilities certain or contingent now or subsequently due, owing or incurred to the Bank: -

         (a) guarantee by Day International Inc. in favour of the Bank on account of the obligations of the Borrower to the Bank subject to a maximum limit of (pound)935,000 plus all costs and interest thereon;

         (b) irrevocable letters of credit from NationsBank of Texas N.A. subject to a maximum limit of (pound)935,000 plus all costs and interest thereon;

         (c) guarantees (incorporating offset arrangements) by the Borrower and the Parent (which is provided with facilities from the Bank pursuant to the Other Facility Letter) on account of each other.

   1.2   FINANCIAL INFORMATION:-
         ----------------------

     The Bank shall have received in form and content acceptable to it:-

     (a) a Certified Copy of the Financial Statements of the Borrower as at 6 June 1995;

     (b) a Certified Copy of the management accounts of the Borrower for the period from 31st October 1995 to 31st December 1995; and

     (c) whatever further information regarding the trading and financial position of each member of the Borrower that the Bank may require.

1.3. SECRETARIAL: -
     ------------
     The Bank shall have received in form and content acceptable to it: -

     (a) evidence that all policies of insurance (including public liability insurance) in relation to the business and assets of the Borrower which the Bank may reasonably require are in full force and effect and are with an insurance company acceptable to the Bank;

     (b) a certificate in the Bank's standard form from the secretary of the Borrower confirming approval by the board of directors of the acceptance of this offer and approval and authorisation to execute and deliver the Security Documents to which it is a party;

     (c) a certificate in the Bank's standard form from the secretary of the Parent confirming approval by its board of directors of the guarantee referred to in Clause 1.1 (c) above and authorisation to execute and deliver that guarantee.

     (d) a Certified Copy of the Certificate of Incorporation and, where relevant, Certificate(s) of Incorporation on Change of Name of the Borrower;

     (e) a letter from the Borrower signed by its secretary listing the directors of the Borrower confirming that those persons are all the existing directors of the Borrower; and

     (f) a letter from the Borrower signed by one of its directors confirming that there has been no material change in its financial condition from
          (i) the date of the latest Financial Statements of the Borrower delivered to the Bank, and (ii) the earlier of the date of the first drawdown or utilisation of the Facilities.

2. REPRESENTATIONS AND WARRANTIES:-
   -------------------------------
   To induce the Bank to make available and to maintain the Facilities the Borrower represents and warrants to the Bank that as at the date of its acceptance of this Offer:-

   2.1 it is duly incorporated and validly existing under the jurisdiction of its incorporation and it has full power to own its assets and carry on its business wherever it owns assets or carries on business from time to time;

   2.2 each other member of the Group is duly organised and validly existing under the laws of its jurisdiction of incorporation and has full power to own assets and carry on its business wherever it owns assets or carries on business from time to time.

   2.3 it has power to enter into and perform and comply with its obligations in terms of this facility letter and under the Security Documents to which it is a party;

   2.4 each other member of the Group has power to enter into and perform and comply with its obligations in terms of the Security Documents to which it is a party and the granting of those Security Documents in support of the obligations of the Borrower is for the commercial benefit of each other member of the Group;

   2.5 all actions, conditions and things required to be taken, fulfilled or done have been taken, fulfilled and done (including the obtaining of any necessary consents) in order:-

           (i) to enable the Borrower lawfully to enter into, exercise its rights and perform and comply with its obligations in terms of this facility letter and under the Security Documents to which it is a party; and

           (ii) to ensure that those obligations are legally binding and enforceable under the laws of each relevant jurisdiction;

   2.6     (i)      the acceptance of this Offer and compliance with its
                    terms and the granting and delivery of and compliance with the terms of the Security Documents to which it is a party does not and will not cause it to be in breach of:-

                    (a) any law, regulation, judicial or official order to which it is subject;


                    (b) its memorandum or articles of association or other constitutional documents; or

                             (c) any agreement, undertaking or restriction to which it is a party or subject;

         (ii) all governmental or other consents requisite for such acceptance, grant, delivery and compliance are in full force and effect;

2.7
          (i) the granting and delivery of and compliance with the terms of the Security Documents to which any other member of the Group is a party does not and will not cause that other member of the Group to be in breach of:-

               (a) any law, regulation, judicial or official order to which it is subject;

               (b) its memorandum or articles of association or other constitutional documents; or

               (c) any agreement, undertaking or restriction to which it is a party or subject;

          (ii) all governmental or other consents requisite for such acceptance, grant, delivery and compliance are in full force and effect;

2.8 except as disclosed in the most recent Financial Statements of the Borrower, received by the Bank prior to the date of this facility letter, no Material Litigation is current, pending or (so far as the Borrower knows) threatened against any member of the Group or any of their respective assets;

2.9 the Financial Statements and management accounts of the Borrower which have been or will be delivered to the Bank (i) were, or will be, prepared in accordance with consistently applied accounting principles and practices which are both generally accepted and adopted in the UK and (ii) do, or will, give a true and fair view of the financial condition of the Borrower as at the end of the period to which they relate and of the results of its operations during that period;

2.10 the copies of all Certified Copy documents and all other documents required to be delivered to the Bank are true, accurate and complete in all material respects;

2.11 none of the share capital of the Borrower is under option or mortgage or charge and, except in respect of Permitted Distributions, no dividends or other rights or benefits have been declared, made or paid on the share capital of the Borrower;

2.12 it has obtained and has in force all licences, permits, authorisations and consents (including Environmental Licences) necessary for the ownership of its property and assets and for the conduct of its business from time to time and it has compiled in all material respects with (a) the terms and conditions of those licences. permits, authorisations and consents and (b) Environmental Law;

     2.13 it is either the legal and beneficial owner or licensee of all Intellectual Property Rights necessary for its business from time to time and the use of Intellectual Property Rights by members of the Group does not infringe any third party rights.

Each of the above representations and warranties shall be deemed to be repeated by the Borrower as at the date of each drawdown under the Facilities and on and as of the first day of on and as of each of the Standard Application Dates.

3.   FINANCIAL INFORMATION:-
     ----------------------
     3.1 For the purposes of the Facilities, the Bank will rely on the Financial Statements of the Borrower in determining the basis of its financial condition as at the date of each applicable Financial Statement and in addition the Borrower will supply to the Bank:-

          (a) within 90 days after each of its financial year ends, two copies of its Financial Statements together with a summary narrative of all material aspects of those Financial Statements in form and content acceptable to the Bank;

          (b) within 28 days after each month end (commencing at the close of the first month following the date of first drawdown or utilisation of the Facilities), management accounts in form and content acceptable to the Bank;

          (c) at the same time as it delivers the management accounts referred to in paragraph (b) above, a certificate of compliance with the financial covenants set out in Clause 4 of this Part 2 signed by a director of the Borrower, setting out in reasonable detail supporting computations and in form and content acceptable to the Bank; and

          (d) such further financial information as the Bank may from time to time reasonably require.

4.   FINANCIAL COVENANTS:-
     --------------------
     4.1 Until the Borrower has repaid all moneys owing to the Bank under this facility letter the Borrower shall ensure that the following covenants are complied with:-

          (a)  GEARING:-
               --------
               The ratio of the Net Borrowings of the Group to the Net Worth of the Borrower shall not at any time be greater than 1: 1 (100 %);

          (b)  CURRENT ASSET COVER:-
               --------------------

               The ratio of Current Assets of the Borrower (excluding Inter Company Receivables) to the total amount of the Borrowings of the Group due to the Bank shall not at any time be less than 1: 1 (100 %); and

          (c) INTEREST COVER:-
              ---------------
               The ratio of PBIT of the Borrower to Net Interest Charges for total amount of the Borrowings of the Group due to the Bank shall not be less than 3.7:1 (370%).

     4.2 The financial covenants set out in paragraph 4.1 above shall be tested on a monthly basis by reference to the cumulative position for the relevant financial year, in each case tested by reference to the latest Financial Statements of the Parent and the Borrower or, if more recent, by reference to the latest management accounts of the Borrower, provided that, where any financial covenant is tested by reference to management accounts it shall be tested again by reference to the Financial Statements of the Borrower for the relevant period when those Financial Statements become available.

     4.3 The Bank reserves the right to review the financial covenants set out in Clause 4.1 above on an annual basis and, in the absence of agreement, shall be entitled to specify such reasonable alternative financial covenants with which the Borrower shall comply.

5.   POSITIVE COVENANTS:-
     -------------------
     5.1 The Borrower shall, unless it has a prior written waiver from the Bank ensure that its obligations in respect of the Facilities and under the Security Documents will at all times rank prior to all other present and future Borrowings of the Borrower except for Borrowings which are statutorily preferred;

     5.2 The Borrower shall comply with the obligations set out in Clause 5.3 below and shall also procure that each other member of the Group from time to time shall comply with those obligations so that each reference in Clause 5.3 to the Borrower shall be construed as a reference to each member of the Group from time to time.

     5.3  The Borrower shall, unless it has a prior written waiver from the
          Bank: -

          (a) effect and maintain all policies of insurance in relation to its business and assets and shall otherwise insure whatever property is capable of insurance against loss or damage by fire for full replacement value from time to time and shall effect and maintain those insurances which are normally maintained by companies engaged in the same or a similar type of business as it carries on from time to time and will provide the Bank on demand with copies of all of its insurance policies or certificates of insurance or such other evidence of their existence as may be acceptable to the Bank;

          (b) duly and punctually (and, in any event, prior to incurring any penalties) pay all rents, rates, taxes, stamp duties, covenants and all other monetary obligations to which it is subject;

          (c)  advise the Bank promptly of the details of any Material
               Litigation;

          (d) take whatever steps and execute whatever documents the Bank may reasonably require for the purpose of perfecting and giving effect to all or any of the Security Documents;

          (e) obtain, comply with, promptly renew and maintain all licences, authorisations, permits, consents and exemptions necessary under any applicable law or regulation from time to time;

          (f) comply at all times with all Statutory Controls and give to the Bank a copy of any notice which affects its compliance with a Statutory Control forthwith upon receipt of such notice;

          (g) at the request of the Bank, instruct its auditors to discuss the Borrower's financial position with the Bank and authorize its auditors to disclose any relevant financial information to the Bank; the auditors' fees arising from that instruction shall be borne by the Borrower;

          (h) upon reasonable notice, permit the Bank or its agents reasonable Haccess for the purpose of inspecting its property and assets and its financial and business records.

6.   NEGATIVE COVENANTS:-
     -------------------
     6.1 The Borrower shall procure that each other member of the Group from time to time shall not do any of the matters referred to in Clause 6.2 below so that each reference in Clause 6.2 to a Borrower shall be construed as a reference to each member of the Group from time to time.

     6.2 Unless it has a prior written waiver from the Bank, the Borrower shall not: -

          (a) save in respect of Permitted Encumbrances, grant or permit to subsist any Encumbrance:

          (b) save in respect of Permitted Disposals, sell, transfer, lease or otherwise dispose of, lend or otherwise part with control or possession of (whether by a single transaction or a series of transactions and whether related or not) any asset or undertaking;

          (c) undertake any business other than that which at the date of acceptance of the Facilities will be carried on by it nor make any material change in the nature or extent of its business nor acquire any business or undertaking;

          (d) enter into any transaction, agreement or arrangement other than on an arms' length basis and in the ordinary and usual course of business;

          (e) make any loan or grant any credit or enter into or give or permit or suffer to subsist any indemnity or guarantee (or similar obligation) of the due payment of money or performance of any contract, engagement or obligation of any other person or body;

          (f) enter into any partnership, joint venture or profit sharing arrangement with any other person (save for a profit sharing arrangement applicable to all of its employees which has been approved in advance by the Bank) nor merge nor amalgamate with any other person (save for any merger or amalgamation of one member of the Group with another member of the Group as part of a solvent reconstruction approved in advance by the Bank);

          (g) incur or contract to incur or permit to subsist any Borrowings save for:-

               (i)  the Facilities and amounts due in respect of the Facilities;

               (ii) Borrowings in respect of trade creditors on terms which are in accordance with reasonable commercial practice;

               (iii) its outstanding commitments under hire purchase or finance leases (calculated on a going concern basis).

          (h) in any of its financial years incur any liability or expenditure (whether actual or contingent) of a capital nature (including total payments due under hire purchase and leasing arrangements) unless that capital liability or expenditure has been approved by the Bank;

          (i)  change its residence for Tax purposes;

          (j) incorporate any company nor acquire any share in the share capital of any company whether by acquisition or subscription after the date of this facility letter nor permit any Dormant Subsidiary to cease to be Dormant;

          (k) alter the accounting principles and practices applied to its Financial Statements (except where its auditors certify to the Bank that an alteration is required for the purposes of complying with generally accepted accounting principles and practices in the UK, in which case the Bank may make consequential adjustments to the financial covenants set out in Clause 4.1 of this Part 2 which the Bank considers necessary and which shall be binding on the Borrower and the Bank may require the Borrower's auditors, at the Borrower's expense, to provide the Bank with pro forma financial statements in a form which enables the Bank to compare the financial position of the Borrower before and after the alteration has been made);

          (1)  alter its financial year end;

          (m) enter into any agreement or arrangement for the provision or receipt of finance which will not or need not be shown in the balance sheet contained in its Financial Statements;

          (n) repay any Borrowings (other than trade debts) or interest or other costs incurred in relation to them and which are due by it to any other person before the stated maturity or due date for them;

          (o)  provide any financial assistance (as defined in the Companies Act
               1985) unless the requirements of Section 155 et seq of the Companies Act 1985 are complied with;

          (p) waive any exemption from Value Added Tax in relation to any property or interest in property;

          (q)  factor or discount its debts.

7.   PAYMENTS AND INTEREST CALCULATIONS:-
     -----------------------------------
     7.1 All sums falling due by way of interest or commission shall be calculated on the basis of a year of 365 days for the actual number of days elapsed. Interest charged at the rates provided in this facility letter (including the Default Rate) shall continue at those rates after as well as before any decree or judgement for payment until payment is made in full.

     7.2 Any determination by the Bank of any amount of principal, interest, commission or charges or the applicable interest rate shall, in the absence of manifest error, be conclusive and binding on the Borrower for all purposes.

     7.3 Payments made by the Borrower to the Bank shall be made in Sterling and in immediately cleared funds, without set-off or counterclaim (subject to Clause 9.1 of this Part 2), at the Branch at which the Borrower's account is located from time to time (or in whatever manner or to whichever place the Bank may specify) by no later than 11.00 am on the due date for each payment.

     7.4 Where the due date for payment of any sums payable under this facility letter or any Security Document falls due on a non-Business Day then, without affecting the calculation of subsequent due payment dates, actual payment of the amount due shall be made on the next Business Day following the due date unless the next Business Day falls in the next calendar month, in which case actual payment of the amount due shall be made on the Business Day preceding the due date.

     7.5 Without prejudice to any other right or remedy the Bank may have, the Bank is authorised (but not obliged) to (i) apply any credit balance to which the Borrower is entitled on any account of the Borrower with the Bank and (ii) debit any account of the Borrower with the Bank in satisfaction of any sum (including any interest, commission, costs and charges) due by the Borrower to the Bank under the Facilities.

     7.6 In the event that the Borrower requests a drawdown but fails to draw the amount requested, the Borrower shall indemnify the Bank and keep the Bank indemnified on demand against any loss or expense which the Bank may incur as a result of that failure.

8.   PRINCIPAL BANKER:-
     -----------------
     Unless otherwise agreed by the Bank, the bank accounts of the Group shall be held within the Bank of Scotland Group and all revenues shall be paid into them and all banking business transacted through them.

9.   TAXES:-
     ------
     9.1 All payments to be made by the Borrower in terms of this facility letter shall be made free and clear of and without deduction in respect of Tax unless the Borrower is required by law to make a payment subject to the deduction or withholding of Tax, in which case the amount of that payment payable by the Borrower shall be increased to the extent necessary to ensure that the Bank receives and retains a net sum equal to that which it would have received and retained had no deduction or withholding been made or required to be made.

     9.2 If the Borrower makes an increased payment under Clause 9.1 above and the Bank determines that it has obtained a refund, reduction or remission of Tax because of that increased payment then the Bank shall reimburse the Borrower with an amount which the Bank (in its sole discretion) considers will leave the Bank in no better or worse position than it would have been in had there been no deduction or withholding; provided that nothing in this Clause 9.2 shall require the Bank to order its Tax affairs to achieve any refund, credit, remission or reduction and nothing in this sub-clause shall oblige the Bank to make available to the Borrower any information concerning the Bank's Tax affairs or administration.

     9.3 If the Bank ceases to be recognised by the Tax authorities of the UK as a bank carrying on a bona fide banking business for the purposes of
          Section 349 (3) of the Income and Corporation Taxes Act 1988 then, unless that cessation is because of a change in any law, regulation, practice, concession, regulatory requirement or at the request of the Bank of England, the European Union or other appropriate authority, the Borrower shall not be liable to pay to the Bank under Clause 9.1 above any amount in excess of the amount it would have been obliged to pay if the Bank had not ceased to be recognised.

10.  INCREASED COST:-
     ---------------
     10.1 If the Bank incurs an Increased Cost, then on demand by the Bank the Borrower shall promptly pay to the Bank the amount certified by the Bank in its demand (which will show, in reasonable detail, the basis of calculation) and will indemnify the Bank for the Increased Cost; but the Borrower shall not be required to indemnify the Bank against an Increased Cost that (i) arises from Tax or any increase in Tax on the Bank's overall net income or (ii) does not apply to banks in the UK generally.

     10.2 When calculating Increased Cost, the Bank may allocate or spread the Increased Cost on whatever basis it considers reasonably appropriate having regard to the nature of the Facilities.

11.  ILLEGALITY:-
     -----------
     If, in the Bank's opinion, any law or regulation, change in any law or regulation or change in its interpretation, makes it unlawful for the Bank to make available or maintain all or part of the Facilities or to perform any of its obligations in relation to them then the Bank will serve notice to that effect on the Borrower and the Bank shall then be discharged from its obligation to make available, renew or maintain the Facilities and the Borrower shall pay to the Bank on demand or, if later, on the date specified by the Bank as being the latest date for compliance with the relevant law or regulation, the amount of the Facilities then outstanding together with all other sums due and to become due under this facility letter.

12.  MITIGATION OF BORROWER'S LIABILITY:-
     -----------------------------------
     If circumstances arise which would, or could upon the giving of notice, result in the Bank:-

     (a) not being required to make available or maintain all or part of the Facilities or perform any of its obligations in relation to them under Clause 11 of this Part 2; or

     (b) being due any increased payment to it or for its account under Clauses 9 or 10 of this Part 2;

     then without in any way limiting, reducing or otherwise qualifying the rights of the Bank or the obligations of the Borrower under any of the Clauses referred to in (a) or (b) above, the Bank may either (i) take any reasonable steps open to it to mitigate the effects of those circumstances (following consultation with the Borrower over a period not exceeding 30 days) or (ii) permit the Borrower to prepay all sums due and to become due under this facility letter without penalty (but subject to the provisions of this facility letter); provided that, in any event, the Bank shall be under no obligation to seek a mitigation if, in the bona fide opinion of the Bank, to do so would or might have an adverse affect upon its business, profits, operations or financial condition.

13. FEES AND EXPENSES:-
    ------------------
     13.1 All reasonable legal, valuation and other fees, costs and expenses or Tax charged to or incurred by the Bank in connection with the Facilities and the Security Documents (including the preparation, negotiation and completion of all waiver letters, amending or supplemental documents and the enforcement or preservation of the Bank's rights under this facility letter or any Security Documents) will be payable by the Borrower or will be reimbursed to the Bank (on a full indemnity basis) on demand whether or not the Borrower draws down or utilises all or any part of the Facilities.

     13.2 The Borrower will pay to the Bank an arrangement fee 0.5 % of the Facilities payable within seven Business Days of the Borrower's acceptance of this facility letter.

     13.3 The Borrower will also pay to the Bank the costs for the instruction or preparation of the Security Documents whether or not the Borrower draws down or utilises all or any part of the Facilities.

     13.4 Bank charges in relation to the Facilities will also be payable in accordance with the Bank's tariff issued to the Borrower from time to time.

14.  BENEFIT OF THIS FACILITY LETTER:-
     --------------------------------
     14.1 This facility letter shall bind and inure to the benefit of the Borrower and the Bank and their respective successors and the Bank's assignees.

     14.2 The Borrower may not assign or transfer all or any part of its rights, obligations or benefits under this facility letter.

     14.3 The Bank shall be entitled (following consultation with the Borrower) to permit any other bank or banks which the Bank may determine (provided it is a recognised banking institution falling within Section 349(3)(a) of the Income and Corporation Taxes Act 1988) to participate in all or part of the Bank's rights and obligations under this facility letter. In the event that the Bank does enter into such an arrangement, the Borrower shall continue to deal directly with the Bank as agent for itself and other participants.

     14.4 The Bank shall be entitled (following consultation with the Borrower) to assign, novate or transfer all or any part of its rights and obligations under this facility letter to any other bank or banks which the Bank may determine (provided it is a recognised banking institution falling within Section 349(3)(a) of the Income and Corporation Taxes Act 1988) and the Borrower now undertakes and agrees to execute and to procure that each member of the Group shall execute all documents the Bank may reasonably require to give effect to an assignation, novation or transfer.

     14.5 Subject to obtaining a confidentiality undertaking in favour of the Borrower, the Bank shall be entitled to disclose to any prospective or actual assignee, transferee or participant and to any prospective or actual participant confidential information concerning each member of the Group and its financial condition and any other information which may be given to the Bank pursuant to the terms of this facility letter.


15.  NOTICES, CONSULTATION ETC:-
     --------------------------
     15.1 Unless otherwise provided in this facility letter, all notices or other communications to or between the parties:-

          (a) shall be given or sent by first-class pre-paid post or by telex or by telefax transmission, authenticated to the satisfaction of the Bank;

          (b) if given or made by letter, receipt shall be deemed to have occurred forty-eight hours after posting (unless hand delivered to the addressee in which case receipt shall be the time of delivery) and if given or made by telex or telefax transmission shall be deemed to have been given and received when sent; provided that, in the case of telex, the correct answer back is received and, in the case of telefax, a correct transmission report is received; provided further that where delivery or receipt would be deemed to be on a non-Business Day or after 5 pm on a Business Day, delivery or receipt shall instead be deemed to be at 9 am on the next Business Day;

          (c) if given to the Bank, it shall be given at the address at the head of this facility letter or at any other address the Bank may designate from time to time by notice to the Borrower;

          (d) if given to the Borrower, it shall be deemed to be duly given if given at the address of the Borrower shown above or at any other address the Borrower may designate from time to time by notice to the Bank.

     15.2 The Bank may, but shall not be obliged to, rely upon and act in accordance with any communication which may be or purport to be given by telephone or telex or telefax transmission on behalf of the Borrower by any person notified to the Bank by the Borrower as being authorised to give that communication, without enquiry by the Bank as to the authority or identity of the person making or purporting to make the communication. In consideration of the Bank acting in accordance with this Clause 15.3 the Borrower agrees to indemnify the Bank and agrees to keep the Bank indemnified against all losses, claims, actions, proceedings, damages, costs and expenses incurred or sustained by the Bank as a result.

     15.3 Written notice includes a notice by telex or telefax transmission in accordance with the provisions of this Clause.

     15.4 The Borrower shall not issue or permit the issue of any press release nor shall the Borrower make or permit to be made public the terms and conditions of this facility letter without the Bank's prior written consent unless required by law (including disclosure requirements for the purpose of preparing its audited annual accounts), The Stock Exchange or the City Code on Takeovers and Mergers in which case that Borrower shall consult with the Bank in advance as to the terms of that release or publicity.

16.  WAIVERS AND SEVERABILITY:-
     -------------------------
     16.1 No failure or delay by the Bank in exercising any right or remedy under this facility letter or any Security Document shall operate as a waiver of it nor shall any single or partial exercise of any right or remedy prevent any further exercise or the exercise of any other right or remedy. The rights and remedies provided in this facility letter are cumulative and not exclusive of any other rights or remedies.

     16.2 If any provision of this facility letter is or becomes invalid or unenforceable in any respect that shall not affect the validity or enforceability of any other provision.

17.  DEFINITIONS AND INTERPRETATION:-
     -------------------------------
"BANK" means the Governor and Company of the Bank of Scotland and its successors, assignees and transferees whomsoever.

"BANK OF SCOTLAND GROUP" means the Bank, any Subsidiary from time to time of the Bank, any holding company from time to time of the Bank and any Subsidiary from time to time of any such holding company.

"BORROWER" means the company named in Part 1 of this facility letter.

"BORROWINGS" means (without double counting):-

(i)   money borrowed or raised and including capitalised interest;

(ii) any liability under any bond, note, debenture, loan stock, redeemable preference share capital or other instrument or security;

(iii) any liability in respect of acceptance or documentary credits or discounted instruments;

(iv) any liability in respect of the acquisition cost of assets or services to the extent payable on deferred payment terms where the period of deferment is more than 60 days;

(v) any liability under debt purchase, factoring and similar agreements and capital amounts owing under finance leases, hire purchase or conditional sale agreements or arrangements;

(vi) any liability under any guarantee or indemnity (except product warranties).


"BUSINESS DAY" means a day upon which the Bank's Branch at which the Borrower's account is located from time to time is open for business.

"CERTIFIED COPY" means a copy certified as true, complete and up to date by the specified person or, if no-one is specified, by the Secretary of the Borrower.

"CURRENT ASSETS" means from time to time, the aggregate value (adjusted by the Bank from time to time to accord with generally accepted accounting principles and practices in the UK applied in regard to the Borrower's Financial Statements and to reflect any material adverse change in the financial or trading position of the Borrower) of all Trade Debtors (excluding Inter Company Receivables) and Net Security Value of Stock of the Borrower.

"DANGEROUS SUBSTANCE" means any radioactive or other emissions and any natural or artificial substances (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable (in each case) of causing harm to man or any other living organism or damaging the environment or public health or welfare including any controlled, special, hazardous, toxic, radioactive or dangerous waste.

"DAY INTERNATIONAL GROUP INC" means Day International Group Inc (registered number

2495986) having its registered office at:  The Corporation Trust Company
                                           Corporation Trust Center
                                           1209 Orange Street
                                           Wilmington, Delaware 19801

"DAY INTERNATIONAL INC" means Day International Inc (registered number 2241772)
and having its registered office at:       The Corporation Trust Company
                                           Corporation Trust Company
                                           1209 Orange Street
                                           Wilmington, Delaware 19801

"DEFAULT RATE" means a rate of interest of two per cent (2%) per annum above the highest rate of interest payable on the Facilities.

"DORMANT" shall have the meaning given to it by Section 250 of the Companies Act 1985.

"ENCUMBRANCE" means any mortgage, charge, security, pledge, lien, right of set-off, right to retention of title or other encumbrance, whether fixed or floating, over any present or future property, assets or undertaking.

"ENVIRONMENTAL LAW" means all laws, regulations, codes of practice, circulars, guidance notices and the like (whether in the UK or elsewhere) concerning the protection of human health or welfare or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

"ENVIRONMENTAL LICENCE" means any licence, permit. authorisation, consent or other approval required by any Environmental Law.

"EQUITY SHARE CAPITAL" shall have the meaning given to it by Section 744 of the Companies Act 1985.

"FACILITIES" means the facilities made available according to the terms of this facility letter as they may be varied, extended, increased, restated or renewed from time to time by agreement between the Borrower and the Bank.

"FINANCIAL STATEMENTS" means the audited annual profit and loss account and balance sheet of the relevant company for each of its financial years (consolidated for each financial year at the end of which that company has any Subsidiaries) together with the related directors' and auditors' reports thereon.

"FULL GROUP" means Day International Group Inc and its Subsidiaries from time to time.

"GROUP" means the Borrower and the Parent and each Subsidiary (if any) of the Parent or the Borrower from time to time (but excluding any Subsidiary which is Dormant from time to time) and "MEMBER OF THE GROUP" shall be construed accordingly.

"INCREASED COST" means:-

(i) an additional or increased cost incurred by the Bank as a result of it having entered into, or performing, maintaining or funding its obligations under this facility letter; or

(ii) that portion of an additional or increased cost incurred by the Bank in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Facilities; or

(iii) a reduction in any amount payable to the Bank or in the effective return to the Bank under the Facilities or on its capital; or

(iv) the foregone amount of any payment made or interest or other return on or calculated by reference to any amount received or receivable by the Bank under the Facilities;

IN EACH CASE arising as a result of any change, introduction, interpretation or administration of any law or regulation after the date of this facility letter or any compliance after the date of this facility letter with any law or regulation relating to reserve assets, special deposits, cash ratios, liquidity or capital adequacy requirements or any other form of banking or monetary control.

"INTELLECTUAL PROPERTY RIGHTS" means patents, patent applications, trade marks, community trade marks, service marks, trade names, brand names, registered designs, copyright and all other industrial and intellectual property rights.

"INTER COMPANY RECEIVABLES" means trading debts due to the Borrower from all other members of the Full Group.

"MATERIAL LITIGATION" means any litigation, arbitration or administrative proceeding raised, pending or (to the best of the knowledge and belief of the Borrower) threatened against it.

"NET BORROWINGS" means total Borrowings less sums standing at credit of all accounts of the Group with the Bank from time to time in respect of which the Bank has valid and enforceable rights of setoff.

"NET INTEREST CHARGES" means, in relation to any specified period, the aggregate amount of interest, commission and other recurrent financial expenses attributable to total Borrowings of the Group due to the Bank charged, accrued or capitalised for such period.

"NET WORTH" means, from time to time, the aggregate of the amount paid up on the issued share capital of the Borrower and the amount standing to the credit of its capital and revenue reserves (including any share premium account or capital redemption reserve, but excluding any revaluation reserve) PLUS or MINUS the amount standing to the credit or debit (as the case may be)

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

of the profit and loss account of the Borrower all as shown in its latest available Financial Statements from time to time or, if more recent, its latest management accounts approved by the Bank from time to time but after:-

(i)  making appropriate adjustments in respect of: -

     (a) any variation in amount of such paid up share capital or any such reserves subsequent to the date of such Financial Statements or, as the case may be, such management accounts;

     (b) any distribution in cash or specie declared or recommended subsequent to such date out of profits earned prior thereto; and

     (c) (if the Bank from time to time shall so require) further necessary adjustments to accord with generally accepted accounting principles and practices in the UK and to reflect any material adverse change in assets or liabilities since the date of such Financial Statements or, as the case may be, such management accounts; and

(ii) excluding (where included within capital and revenue reserves):-

     (a) all sums set aside for Taxation, deferred charges and provisions for depreciation or obsolescence, bad and doubtful debts and other specific provisions; and

     (b) the amount of any upward revaluation of assets which is not disclosed in the last balance sheet and which has not been approved by the Bank; and

(iii) deducting:-

     (a) the amount (if any) by which the book value of the assets comprised in that balance sheet exceeds a true and fair valuation of those assets; and

     (b) the book values of goodwill and all other assets which would be treated as intangible under generally accepted accounting principles and practices in the UK.

"OTHER FACILITY LETTER" means the facility letter between the Bank and the Parent dated as at the date hereof.

"PARENT" means Day International (UK) Holdings (registered number 2956635) having its registered office at Sheffield Street, Stockport.

"PBIT" means, in relation to any specified period, the trading profit of the Borrower before deduction of Net Interest Charges and Taxation and excluding deductions in respect of goodwill written off during such period.

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

"PERMITTED DISPOSALS" means:-

(a) the disposal of assets on an arm's length basis in the ordinary and usual course of trading; or

(b) the application of cash for any purpose permitted under this facility letter; or

(c) the disposal of obsolete equipment no longer required for the purposes of the business carried on by any member of the Group; or

(d)  disposals between the Borrower and the Parent; or

(e) disposals where the proceeds are applied in and towards the acquisition of a replacement within 90 days after the date of disposal.

"PERMITTED DISTRIBUTION" means any dividend or other distribution which the Borrower is obliged to declare, pay or make in terms of its Articles of Association approved by the Bank and the declaration, payment or making of which will not cause, directly or indirectly, an Event of Default or Potential Event of Default to occur provided that no declaration, payment or distribution will be permitted so long as an Event of Default has occurred and is continuing unwaived.

"PERMITTED ENCUMBRANCES" MEANS:-

(a) liens securing obligations not more than 30 days overdue, arising by operation of law in the ordinary and usual course of trading;

(b) Encumbrances arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired in the ordinary and usual course of trading;

"PREFERENTIAL CREDITORS" means creditors whose debts would be treated as having a preferential ranking in terms of Section 386 of and Schedule 6 to the Insolvency Act 1986 (or any subsequent legislation amending the categories of preferential debts in an insolvency) if, on the date of computation, preferential ranking had crystallised.

"SECURITY DOCUMENTS" means the documents specified in Clause 1.1 of this Part 2.

"STANDARD APPLICATION DATES" means the last Business Day of each calendar month or any other dates which the Bank may notify to the Borrower from time to time.

"STATUTORY CONTROL" means each of the following which affects any member of the Group or any of its assets from time to time:-

(i)  any legislation (including delegated legislation);

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

(ii) any consent made or given under any legislation; and

(iii) any notice, order or correspondence related to paragraphs (i) or (ii) of this definition and having the force of law.

"STERLING" and the figure "(POUND)" shall mean lawful currency of the UK.

"SUBSIDIARY" and "HOLDING COMPANY" shall have the meanings given to them in
Section 736 of the Companies Act 1985.

"SUBSIDIARY UNDERTAKING" shall have the meaning given to it in Section 258 of the Companies Act 1985.

"THE STOCK EXCHANGE" means The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited and its successors.

"TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any interest and penalties payable in respect thereof) and "TAXATION" shall be construed accordingly.

"TRADE DEBTORS" means debts due to the Borrower which arise out of and are due and owing in the ordinary course of business, which have not been outstanding for more than 90 days from the date of the invoice (or such other period as may be agreed with the Bank) and which are not bad or doubtful or determined by the Bank to be bad or doubtful, but excluding (a) any debt owed by any person who is also a creditor of the Borrower to the extent of the amount owed by the Borrower to that creditor and (b) any debt which has been assigned or charged to or is held for any third party or is held in trust for any third party or is subject to any factoring or invoice discounting or similar agreement with any adjustments the Bank may from time to time consider to be appropriate in the context of the business of the Borrower and the Facilities.

"UK" means the United Kingdom of Great Britain and Northern Ireland.

A reference to a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the day preceding the numerically corresponding day in the next calendar month (and references to "months" shall be construed accordingly) save that, where any such period would otherwise end on a non-Business Day, it shall end on the next Business Day, unless that Business Day falls in the succeeding calendar month, in which case it shall end on the preceding Business Day; provided that if a period starts on the last Business Day in a calendar month but there is no numerically corresponding day in the month in which it ends, then it shall end on the last Business Day in that later month.

References to Acts of Parliament shall be to such Acts as may be subsequently amended, substituted, modified or re-enacted from time to time.

A reference to "THIS FACILITY LETTER" shall be construed as a reference to this facility letter as varied, amended, novated, supplemented, replaced or restated from time to time.

A reference to "THIS OFFER" is a reference to the offer of Facilities set out in this facility letter.

A reference to "INCLUDING" shall be construed as being by way of illustration or emphasis only and not as being by way of limiting the generality of the words preceding it.

If any provision of this facility letter contradicts any provision of any Security Document then the terms of this facility letter will prevail to the extent of the inconsistency.





18.  LAW:-
     ----
This facility letter (and the agreement which shall be made by the acceptance of this letter by the Borrower) shall be governed by and construed in accordance with the Law of Scotland and the Borrower submits to the jurisdiction of the Scottish Courts.

This facility letter may be accepted by the Borrower countersigning and returning to the Bank the enclosed copy of this facility letter but will lapse if the Bank has not received the duly countersigned copy within one calendar month from the date of this facility letter unless, if the Facilities include an overdraft facility, the Borrower has used that facility before or after the expiry of that one month period in which case that Borrower will be deemed to have accepted the overdraft facility and any drawing shall be deemed to be a drawing under the overdraft facility.





Yours faithfully

 ...................................
for and on behalf of
THE GOVERNOR AND COMPANY
OF THE BANK OF SCOTLAND



The offer of Facilities set forth above is agreed and accepted on behalf of DAY INTERNATIONAL (UK) LIMITED


By ................................  Director


   ................................  Director/Secretary


Date:  9th February, 1996




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